                                                                 Execution Copy
===============================================================================

                                                                   EXHIBIT 10.30


                           PURCHASE AND SALE AGREEMENT


                                  BY AND AMONG



                           PEABODY ENERGY CORPORATION,

                         EASTERN ASSOCIATED COAL CORP.,

                       PEABODY NATURAL RESOURCES COMPANY,

                                       AND

                      PENN VIRGINIA RESOURCE PARTNERS, L.P.



                          DATED AS OF DECEMBER 19, 2002




===============================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

           PURCHASE AND SALE OF LIMITED LIABILITY COMPANIES

Section 1.1   Formation of Limited Liability Companies..................................................2
Section 1.2   Contribution of Federal Assets to Acquisition No. 1 LLC...................................3
Section 1.3   Contribution of Lee Ranch Assets to Acquisition No. 2 LLC.................................3
Section 1.4   Liabilities Retained......................................................................4
Section 1.5   Leases....................................................................................6
Section 1.6   PNRC Notes................................................................................6

                              ARTICLE II

                        CLOSING; PURCHASE PRICE

Section 2.1   Closing...................................................................................6
Section 2.2   Purchase Price............................................................................6
Section 2.3   Refinance of PNRC Notes...................................................................7

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF SELLER GROUP

Section 3.1   General...................................................................................7
Section 3.2   Organization and Good Standing............................................................7
Section 3.3   Authorization.............................................................................8
Section 3.4   Non-Contravention.........................................................................9
Section 3.5   Approvals and Consents....................................................................9
Section 3.6   Title.....................................................................................9
Section 3.7   Contracts................................................................................12
Section 3.8   Litigation...............................................................................12
Section 3.9   Compliance with Applicable Laws..........................................................13
Section 3.10  Remedial Work............................................................................13
Section 3.11  Permits..................................................................................13
Section 3.12  Environmental Matters....................................................................13
Section 3.13  Operating Information....................................................................15
Section 3.14  Reserves.................................................................................16
Section 3.15  Reliance of Buyer........................................................................16
Section 3.16  Seller Representations Relating to the Units.............................................16
Section 3.17  Broker Fees..............................................................................17
Section 3.18  Tax Matters..............................................................................17
Section 3.19  PNRC Notes...............................................................................18

                              ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.1   General..................................................................................18
Section 4.2   Organization and Good Standing...........................................................18
Section 4.3   Authorization............................................................................19
Section 4.4   Non-Contravention........................................................................19
Section 4.5   Buyer's Capital and Issuance of Units....................................................20
Section 4.6   Public Documents.........................................................................20
Section 4.7   No Undisclosed Liabilities...............................................................21
Section 4.8   Litigation...............................................................................21
Section 4.9   Tax Matters..............................................................................21
Section 4.10  Employees................................................................................22
Section 4.11  Financing................................................................................22
Section 4.12  Brokers Fees.............................................................................22
Section 4.13  Reliance of Seller Group.................................................................22

                               ARTICLE V

                               COVENANTS

Section 5.1   Access to Information....................................................................22
Section 5.2   Financial Statements.....................................................................22
Section 5.3   Public Announcements.....................................................................23
Section 5.4   Consents.................................................................................23
Section 5.5   Closing Costs; Expenses..................................................................23
Section 5.6   Taxes....................................................................................23
Section 5.7   Preparation of Proxy.....................................................................27
Section 5.8   Option Agreement; Other Oil and Gas Operations...........................................27
Section 5.9   Further Assurances.......................................................................28

                              ARTICLE VI

                        DELIVERABLES AT CLOSING

Section 6.1   Obligations of Buyer at Closing..........................................................28
Section 6.2   Obligations of Seller Group at Closing...................................................29

                              ARTICLE VII

                            INDEMNIFICATION

Section 7.1   Survival of Representations and Warranties...............................................31
Section 7.2   Seller Group's Agreement to Indemnify....................................................31
Section 7.3   Buyer's Agreement to Indemnify...........................................................32
Section 7.4   Third Party Indemnification..............................................................33

                             ARTICLE VIII

                         AMENDMENT AND WAIVER


                              ARTICLE IX

                CHANGE OF CONTROL; RIGHT OF FIRST OFFER

Section 9.1   Change of Control........................................................................34
Section 9.2   Restriction on Sale of the Assets........................................................36
Section 9.3   Right of First Refusal...................................................................37

                               ARTICLE X

                             MISCELLANEOUS

Section 10.1  Assignment...............................................................................38
Section 10.2  Notice...................................................................................38
Section 10.3  Third Parties............................................................................39
Section 10.4  Governing Law............................................................................39
Section 10.5  Limitation on Damages....................................................................39
Section 10.6  Entire Agreement.........................................................................40
Section 10.7  Benefit..................................................................................40
Section 10.8  Headings.................................................................................40
Section 10.9  Construction.............................................................................40
Section 10.10 Severability.............................................................................40
Section 10.11 Drafting.................................................................................41
Section 10.12 Counterparts.............................................................................41

                                  DEFINED TERMS

Acceptance Notice..................................34
Acquisition LLCs....................................2
Acquisition No. 1 LLC...............................2
Acquisition No. 2 LLC...............................2
Affiliate...........................................4
Agreement...........................................1
Assets..............................................3
Assignment of Lee Ranch Surface Rights..............3
Audited Financial Statements.......................22
Buyer...............................................1
Buyer Damages......................................31
Buyer Indemnitees..................................31
CAA................................................14
CERCLA.............................................14
Certificate of Formation............................2
Change of Control..................................35
Change of Control Date.............................34
Change of Control Notice...........................34
Change of Control Price............................35
Claim..............................................32
Closing.............................................6
Closing Date........................................1
Closing Date Mining Plan...........................26
Coal Act............................................4
Coal Lease Assignments..............................6
Code...............................................21
Confidentiality Agreement..........................22
Continuing Directors...............................35
Conversion.........................................27
Data................................................4
Delaware Act.......................................20
Delaware LLC Act...................................10
DEP................................................14
EACC................................................1
El Segundo Reserves.................................1
Eligible Investment Banks..........................35
Encumbrances.......................................10
Environmental Laws.................................14
Environmental Permits..............................14
Escrow Agent........................................7
Escrow Amount.......................................7
Exchange Act.......................................20
Existing Buyer Assets..............................23
Fair Market Value..................................36
Federal Assets......................................3
Federal Customer Contracts.........................11
Federal Data........................................3
Federal Mortgage Lien...............................9
Federal No. 2 Mine..................................1
Federal Reserves....................................3
Federal Special Warranty Deed.......................3
Fleet Bank..........................................9
FMV PNRC Units.....................................24
FWPCA..............................................14
GAAP...............................................20
General Partner....................................19
Governmental Authority.............................14
GP LLC Agreement...................................19
GP Sole Member.....................................28
Hazardous Substance................................15
Indemnity Period...................................31
Laws and Regulations...............................13
Leases..............................................6
Lee Ranch Assets....................................3
Lee Ranch Customer Contracts.......................12
Lee Ranch Mine......................................1
Lee Ranch Mortgage Lien............................10
Lee Ranch Reserve Substitution Agreement...........29
Lee Ranch Reserves..................................3
Lee Ranch Special Warranty Deed.....................3
Lee Ranch Surface Agreement........................10
Liabilities.........................................4
Lock-up Period.....................................36
Marshall Miller....................................16
Material Adverse Effect.............................7
Membership Interests................................7
Membership Interests Assignments...................29
MLP Amendment......................................28
MSHA...............................................14
Negotiation Period.................................36
New Mexico Data.....................................4
New Mexico State Coal Leases........................3
No 2 LLC Assets....................................24
Non Taxable Fraction...............................24
Offer Notice.......................................36
Operating Agreement.................................2
Option Agreement...................................27
Option Notice......................................27

OSHA...............................................14
Other Assets........................................2
Other Minerals.....................................28
Pacific............................................27
Parent..............................................1
Parties.............................................1
Partnership Agreement..............................19
Party...............................................1
PCBs...............................................15
Permits............................................13
Permitted Encumbrances.............................11
Person..............................................9
PNRC................................................1
PNRC Contributed Assets............................24
PNRC Debt Share....................................25
PNRC Notes..........................................6
PNRC Partners.......................................6
Pre-Closing Tax Period.............................17
Predecessor.........................................4
Public Documents...................................20
Purchase Date......................................34
Purchase Price......................................7
PVA................................................35
RCRA...............................................14
Registration Rights Agreement......................28
Related Person......................................4
Release............................................15
Reserves............................................3
Retained Liabilities................................5
Retained Liability Group............................4
SARA...............................................14
SEC.................................................1
Section 2.3 Borrowing...............................7
Securities Act.....................................16
Seller..............................................1
Seller Agreements...................................8
Seller Damages.....................................32
Seller Group........................................1
Seller Indemnitees.................................32
Seller Parties......................................8
SFR................................................27
SMCRA..............................................14
Special Warranty Deeds..............................3
State Lease Assignments.............................3
State Lease Consents................................9
Subject Interests..................................36
Tax Return.........................................17
Taxable Fraction...................................25
Taxes..............................................17
Then-Existing Assets...............................34
Third Party........................................27
Third Party Offeror................................36
TSCA...............................................14
Unitholders........................................27
Units...............................................7

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), is made and entered into, and the transactions contemplated hereby are consummated, as of December 19, 2002 (the "Closing Date"), by and among PEABODY ENERGY CORPORATION, a Delaware corporation ("Parent"), EASTERN ASSOCIATED COAL CORP., a West Virginia corporation and indirect wholly-owned subsidiary of Parent ("EACC"), and PEABODY NATURAL RESOURCES COMPANY, a Delaware general partnership and indirect wholly-owned subsidiary of Parent ("PNRC") (EACC and PNRC, collectively, "Seller" and, together with Parent, "Seller Group"), and PENN VIRGINIA RESOURCE PARTNERS, L.P., a Delaware limited partnership ("Buyer"). Parent, Seller and Buyer are sometimes referred to together herein as the "Parties," and individually as a "Party."

                                   BACKGROUND

         WHEREAS, EACC and PNRC own and lease certain coal reserves in West Virginia and New Mexico, respectively, and operate two coal mines, the Federal No. 2 Mine in West Virginia (the "Federal No. 2 Mine") and the Lee Ranch Mine (the "Lee Ranch Mine") in New Mexico;

         WHEREAS, Seller Group desires to sell and Buyer desires to purchase certain coal reserves and other assets with respect to the Federal No. 2 Mine and the Lee Ranch Mine;

         WHEREAS, PNRC owns and/or leases certain coal reserves in New Mexico (the "El Segundo Reserves") and leases and/or subleases such reserves to Gallo Finance Company, a Delaware corporation and an indirect wholly-owned subsidiary of Parent, which reserves may be mined in the future;

         WHEREAS, the Parties desire to consummate the purchase and sale of coal reserves from the Federal No. 2 Mine and the Lee Ranch Mine by (a) Seller Group and its Affiliates (as defined below) conveying, prior to or concurrently herewith, such coal reserves and certain other data and rights relating to the coal reserves to two separate limited liability companies, one of which is wholly owned by EACC and the other of which is wholly owned by PNRC and (b) Buyer purchasing all of the membership interests in such limited liability companies from EACC and PNRC;

         WHEREAS, Buyer desires to purchase all of the membership interests in such limited liability companies in consideration of, and EACC and PNRC agree to accept, a combination of cash, equity interests in Buyer and the assumption of debt;

         WHEREAS, pursuant to the Registration Rights Agreement (as defined below), Buyer agrees to file and keep effective a registration statement covering the resale of Common Units (as defined in Buyer's Amended and Restated Agreement of Limited Partnership) issued under this Agreement or issuable on conversion of or in exchange of Class B Common Units (as defined in the MLP Amendment) with the Securities and Exchange Commission (the "SEC");

         WHEREAS, pursuant to the Escrow Agreement (as defined below), the Parties desire to escrow a portion of the equity interests (and the related transfer instruments) allocable to (a) two leasehold interests for coal reserves included in the reserves conveyed pursuant to this

Agreement, which leasehold interests were granted by the State of New Mexico pursuant to the New Mexico State Coal Leases (as defined herein), until such time as the Parties receive consents to the assignments of such leasehold interests from the State of New Mexico and (b) the Adverse Pittsburgh Interests (as defined in the Lease (as defined herein) related to the Federal Reserves) until such time or times as such Adverse Interests are transferred to Buyer or one of its Affiliates;

         WHEREAS, pursuant to the MLP Amendment (as defined below), Buyer desires to solicit the approval of the holders of Buyer's Common Units to convert the Class B Common Units issued by Buyer to Seller into Common Units;

         WHEREAS, prior to or concurrently herewith, pursuant to the Leases (as defined below), the limited liability companies have leased and subleased, as applicable, the coal reserves owned by such limited liability companies to certain of Seller's Affiliates;

         WHEREAS, pursuant to the Reserve Substitution Agreement (as defined below), all or a part of certain coal reserves subject to the Leases, subject to certain conditions specified therein, may be substituted for other coal reserves specified therein of substantially equivalent amount and quality; and

         WHEREAS, the Parties anticipate that Parent may desire to sell and Buyer may desire to purchase additional coal reserves and certain other assets (the "Other Assets") in the future, pursuant to separate agreements that would be entered into, in consideration of an increase of Parent's special membership interest in the General Partner as provided in the GP LLC Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent, Seller and Buyer hereby agree as follows:

                                   ARTICLE I

                PURCHASE AND SALE OF LIMITED LIABILITY COMPANIES

Section 1.1 Formation of Limited Liability Companies

         Seller has, or has caused to be, duly and validly organized, or concurrently herewith shall duly and validly organize, or cause to be duly and validly organized, Suncrest Resources LLC ("Acquisition No. 1 LLC") and Fieldcrest Resources LLC ("Acquisition No. 2 LLC") (Acquisition No. 1 LLC and Acquisition No. 2 LLC shall sometimes be referred to together herein as the "Acquisition LLCs") as limited liability companies under the laws of the State of Delaware by the filing of certificates of formation (each, a "Certificate of Formation") with the Secretary of State of the State of Delaware and adopting limited liability company agreements (each, an "Operating Agreement") for Acquisition No. 1 LLC and Acquisition No. 2 LLC, which Certificates of Formation and Operating Agreements shall be delivered to Buyer at the Closing pursuant to
Section 6.2(k).

Section 1.2 Contribution of Federal Assets to Acquisition No. 1 LLC

         Seller Group has contributed, or concurrently herewith shall (or has caused or concurrently herewith shall cause their Affiliates to) contribute, all of their right, title and interest in, to and under the following assets (collectively, the "Federal Assets") to Acquisition No. 1 LLC:

         (a) the coal mineral estate, including subsidence rights, in West Virginia (the "Federal Reserves") as more specifically described on Schedule 1.2(a), such contribution to have been effectuated by special warranty deed, substantially in the form set forth as ERROR! REFERENCE SOURCE NOT FOUND. (the "Federal Special Warranty Deed"), which Federal Special Warranty Deed will be delivered to Buyer at the Closing pursuant to Section 6.2(k); and

         (b) all engineering, geological, coal measurement, feasibility and coal data and analyses, charts, surveys, maps, plans, drawings, computer files regarding real property records, drilling logs, reserve reports, books, records, data, title and other reports, tax tickets, tax appraisals, documents, papers and instruments of all kinds relating to the Federal Reserves (collectively, the "Federal Data"); provided, however, that Seller may retain copies of the Federal Data for purposes of mining coal from the Federal Reserves under the Leases and provided further that the Federal Data does not and shall not include information relating to the costs of mining, processing or loading.

         The Parties agree that the Federal Assets do not represent the "operations" of the Federal No. 2 Mine and other than the Federal Data and other rights set forth in this Section 1.2, only reserves are being contributed to Acquisition No. 1 LLC.

Section 1.3 Contribution of Lee Ranch Assets to Acquisition No. 2 LLC

         Seller Group has contributed, or concurrently herewith shall (or has caused or concurrently herewith shall cause their Affiliates to) contribute, all of their right, title and interest in, to and under the following assets (collectively, the "Lee Ranch Assets," and, together with the Federal Assets, the "Assets") to Acquisition No. 2 LLC:

         (a) the coal mineral estate, including rights to use the surface pursuant to a partial assignment substantially in the form set forth on ERROR! REFERENCE SOURCE NOT FOUND. ("Assignment of Lee Ranch Surface Rights"), of the Lee Ranch Surface Agreement (as defined below) in New Mexico (the "Lee Ranch Reserves," and, together with the Federal Reserves, the "Reserves") as more specifically described on Schedule 1.3(a), such contribution to have been effectuated by special warranty deed substantially in the form set forth as ERROR! REFERENCE SOURCE NOT FOUND. (the "Lee Ranch Special Warranty Deed" and together with the Federal Special Warranty Deed, the "Special Warranty Deeds"), and with respect to the reserves subject to the two leases with the State of New Mexico (the "New Mexico State Coal Leases") assignments substantially in the form set forth as ERROR! REFERENCE SOURCE NOT FOUND. (the "State Lease Assignments"), which Lee Ranch Special Warranty Deed and State Lease Assignments will be delivered to Buyer at the Closing pursuant to Section 6.2(k); and

         (b) all engineering, geological, coal measurement, feasibility and coal data and analyses, charts, surveys, maps, plans, drawings, computer files regarding real property records, drilling logs, reserve reports, books, records, data, title and other reports, tax tickets, tax appraisals, documents, papers and instruments of all kinds relating to the Lee Ranch Reserves (collectively, the "New Mexico Data," and together with the Federal Data, the "Data"); provided, however, that Seller may retain copies of the New Mexico Data for purposes of mining coal from the Lee Ranch Reserves under the Leases and provided further that the New Mexico Data does not and shall not include information relating to the costs of mining, processing, or loading.

         The Parties agree that the Lee Ranch Assets do not represent the "operations" of the Lee Ranch Mine and other than the New Mexico Data and other rights set forth in this Section 1.3, only reserves are being contributed to Acquisition No. 2 LLC.

         The Parties agree that if there are any discrepancies between the maps provided in Schedule 1.3(a) and the legal descriptions of the Lee Ranch Reserves also contained in Schedule 1.3(a), the legal descriptions shall control.

Section 1.4 Liabilities Retained

         Seller Group and its Affiliates have not and shall not contribute or otherwise transfer, whether voluntarily, by operation of law or otherwise, any Retained Liabilities to the Acquisition LLCs or Buyer. Seller Group and its Affiliates (other than the Acquisition LLCs) (the "Retained Liability Group") shall be responsible for all Retained Liabilities of Seller Group, any Affiliate of Seller Group and any Predecessor, successor in interest, Related Person, lessee, sublessee or contractor.

         For purposes of this Agreement, the following terms shall have the following meanings:

         (a) The term "Affiliate" shall mean any shareholder, director or officer of a party or any other person or entity that controls, is controlled by or is or was under common control with such party, it being understood and agreed that Seller Group and any of their Affiliates on the one hand and Buyer and any of its Affiliates on the other shall not be deemed to be Affiliates of one another for the purposes of this Agreement

         (b) The term "Liabilities" shall mean all debts, liabilities, obligations or other responsibilities of any kind whatsoever (whether known or unknown, accrued or unaccrued, asserted or unasserted, absolute or contingent, liquidated or unliquidated or otherwise) and those arising under any contract, commitment or undertaking or arising under strict liability or by law.

         (c) The term "Predecessor" shall mean any predecessor-in-interest to any member of Seller Group, including any person or entity that owned or controlled the Assets prior to any member of Seller Group taking title or a leasehold interest with respect thereto.

         (d) The term "Related Person" shall have the same meaning as ascribed to it in the Coal Act.

         (e) The term "Coal Act" shall mean the Coal Industry Retiree Health Benefit Act of 1992, as shall be amended from time to time, and/or any substitute, replacement, or supplement thereto.

         (f) The term "Retained Liabilities" shall mean any and all Liabilities arising out of or in connection with the Assets prior to the Closing, or arising out of or in connection with the conduct of the Seller Group's business related to the Assets prior to and/or after the Closing, except for any Liabilities expressly assumed by Buyer herein, including those arising out of or in connection with the PNRC Notes (as defined herein). Without in any way limiting the generality of the foregoing, Retained Liabilities shall also include:

                  (i) Liabilities arising prior to and/or after the Closing in connection with the use of the Assets and related to any member of the Retained Liability Group's past, present, or future employees, retirees, retirees' spouses or dependents arising or resulting from any past, current, or future contract, promise, agreement of any member of the Retained Liability Group relating to any labor union and Liabilities in connection with the use of the Assets and arising out of any Laws and Regulations relating to any labor union and/or affecting or relating to employment of persons by any member of the Retained Liability Group;

                  (ii) Liabilities arising prior to and/or after the Closing in connection with the use of the Assets and resulting from all past, present, and future labor or employment related obligations (A) resulting from the status of any entity within the Retained Liability Group as a signatory to any contract or any coal-wage agreement with any labor union or organization, (B) resulting from the contribution of the Federal Assets or the Lee Ranch Assets to the Acquisition LLCs, or
         (C) resulting from any breach of a labor agreement or labor understanding between any labor union and any member of the Retained Liability Group;

                  (iii) Liabilities arising prior to and/or after the Closing in connection with the use of the Assets and resulting from the Acquisition LLCs and/or Buyer and its Affiliates being treated as the assigned operator, or the successor in interest to, the successor to or the Related Person to the Retained Liability Group with respect to any Coal Act beneficiaries, including any Liabilities that might in the future be assigned to Buyer or its Affiliates for Coal Act beneficiaries because of ownership of the Acquisition LLCs or resulting from a relationship between the Retained Liability Group and the Buyer created by entering into this Agreement, other than Liabilities, if any, that may in the future be imposed on lessors of any signatory coal company lessees in such capacity by any future amendment to the Coal Act;

                  (iv) Liabilities that have been or may be assigned to the Acquisition LLCs or its assignees, successors, successor in interest, subsidiaries and any Related Person to the Acquisition LLCs because of their ownership of the Assets and that arise from the Seller Group's prior ownership of the Assets or the conduct of the Seller Group's business prior to and/or after the date hereof;

                  (v) Liabilities arising under the Coal Act because a third party operated any mine or other facility on behalf of the Seller Group or its Affiliates; and

                  (vi) Liabilities for any sum of money as the guarantor of all or part of the premiums, obligations and liabilities under the Coal Act of Seller Group, its Affiliates, or its assignees, successors, Successors in Interest, subsidiaries and any Related Person to the Seller Group or its Affiliates.

                  (vii) Liabilities resulting from or associated with chloride concentrations in excess of concentrations permitted by applicable Environmental Laws and Environmental Permits at the Federal No. 2 Mine.

         Notwithstanding any provision of subsection (f) above, the term Retained Liabilities shall not include any (i) Liabilities arising after the Closing Date out of the Permitted Encumbrances (as defined herein), or (ii) Liabilities of Buyer to the applicable lessee pursuant to the terms of the Leases.

Section 1.5 Leases

         Seller Group has caused, or concurrently herewith shall cause, the lessees and the Acquisition LLCs to enter into all leases, subleases and assignments necessary to lease or sublease, as applicable, the Reserves to Affiliates of Seller in the forms attached hereto as Exhibit B-1, and Exhibit B-2, (together, the "Leases"), and Exhibit B-3 and Exhibit B-4 (together, the "Coal Lease Assignments"), which Leases and Coal Lease Assignments shall be delivered to Buyer at the Closing pursuant to Section 6.2(k).

Section 1.6 PNRC Notes

         PNRC has distributed, or will concurrently distribute, to its partners (the "PNRC Partners") two recourse promissory notes (the "PNRC Notes") in the aggregate principal amount of $32,500,000 in the forms attached hereto as Exhibit C-1 and Exhibit C-2.

                                   ARTICLE II

                             CLOSING; PURCHASE PRICE

Section 2.1 Closing

         The closing (the "Closing") of the transactions contemplated by this Agreement shall take place on the date hereof at 10:00 A.M., local time, at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, New York, New York.

Section 2.2 Purchase Price

         Subject to the provisions of this Agreement, and in reliance on Seller Group's and Buyer's representations, warranties and agreements contained herein, at the Closing:

         (a) EACC will convey, assign and transfer to Buyer all issued and outstanding membership interests in Acquisition No. 1 LLC and in consideration thereof Buyer will pay to EACC $40,000,000 ("Cash Portion"), and

         (b) PNRC will convey, assign and transfer to Buyer all issued and outstanding membership interests in Acquisition No. 2 LLC and in consideration thereof Buyer (i) will issue to PNRC 1,522,325 Common Units and 1,240,833 Class B Common Units (collectively, the "Units") and (ii) will assume the PNRC Notes in the aggregate principal amount of $32,500,000, it being understood and agreed that an aggregate of two hundred ninety-three thousand seven hundred (293,700) of the Class B Common Units (the "Escrow Amount") shall be delivered by Buyer to U.S. Bank National Association (the "Escrow Agent") pursuant to the Escrow Agreement in substantially the form attached hereto as Exhibit D. The Cash Portion, Units and the assumption of the PNRC Notes shall be referred to together herein as the "Purchase Price." All issued and outstanding membership interests in the Acquisition LLCs shall hereinafter be referred to as the "Membership Interests."

Section 2.3 Refinance of PNRC Notes

         Immediately after the other steps that are to occur at the Closing but as part of the Closing, Buyer shall acquire $32,500,000 as the proceeds of a borrowing (the "Section 2.3 Borrowing") and shall apply such $32,500,000 to pay and discharge the PNRC Notes.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF SELLER GROUP

         Each member of Seller Group hereby represents and warrants, jointly and severally, to Buyer as follows:

Section 3.1 General

         Except to the extent expressly set forth in this Article III, Seller Group does not make any representations or warranties, express or implied. Inclusion of a matter on a schedule attached hereto with respect to a specific representation or warranty that addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Material Adverse Effect. Matters may be disclosed on a schedule for purposes of information only. As used herein, "Material Adverse Effect" means a material adverse effect on (i) the ownership, lease, operation, use or value of either the Federal Assets, taken as a whole, or the Lee Ranch Assets, taken as a whole, or (ii) the ability of any of the Seller Parties to consummate the transactions contemplated herein or in the Seller Agreements or any actions to be taken by the Seller Parties in connection with this Agreement or the Seller Agreements; provided, however, that "Material Adverse Effect" shall not include material adverse effects resulting from general changes in coal prices, general changes in industry, economic or political conditions, and civil unrest, insurrection, outbreaks of hostilities, acts of terrorism or similar events, or changes to Laws and Regulations.

Section 3.2 Organization and Good Standing

         (a) Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with the corporate power and authority to own its property, to conduct its business as currently conducted and to consummate the transactions contemplated by or in connection with this Agreement. Parent is qualified or registered as a foreign entity in each jurisdiction where it is required to be so qualified or registered with respect to the ownership and operation of the Assets.

         (b) All of the equity interests of EACC are indirectly owned by Parent, and EACC is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia with the power and authority to own its property, to conduct its business as conducted immediately prior to the Closing and to own and sell the Acquisition No. 1 LLC Membership Interests to Buyer in accordance with this Agreement and consummate the transactions contemplated by or in connection with this Agreement. All of the equity interests of PNRC are indirectly owned by Parent and PNRC is a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with the power and authority to own its properties, to conduct its business as conducted immediately prior to the Closing and to own and sell the Acquisition No. 2 LLC Membership Interests to Buyer in accordance with the Agreement and consummate the transactions contemplated by or in connection with this Agreement. Each of EACC and PNRC is duly qualified or registered as a foreign entity in each jurisdiction where it is required to be so qualified or registered with respect to the ownership of the Membership Interests, except where failure to so quality or register would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) Each of the Acquisition LLCs is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with the limited liability company power and authority to own the Assets. Acquisition No. 1 LLC is duly qualified or registered as a foreign entity in the State of West Virginia and Acquisition No. 2 LLC is duly qualified or registered as a foreign entity in the State of New Mexico.

Section 3.3 Authorization

         (a) All corporate, partnership, or limited liability company action, as the case may be, of each member of Seller Group necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by or in connection with this Agreement has been taken, and this Agreement constitutes a valid and binding obligation of each member of Seller Group, enforceable against each member of Seller Group in accordance with its terms, except as enforcement may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization, liquidation or similar Laws and Regulations affecting the enforcement of creditors' rights generally, (ii) limited by any applicable Law and Regulation that limits indemnification and (iii) subject to general equitable principles (regardless of whether that enforceability is considered in a proceeding at law or in equity).

         (b) The Membership Interest Assignments (as defined in Section 6.2(a)), the Special Warranty Deeds, the Leases, the Coal Lease Assignments, the Parent Guarantees (as defined in Section 6.2(l)), the Reserve Substitution Agreement (as defined in Section 6.1(g) herein), the Registration Rights Agreement, the GP LLC Agreement, the Escrow Agreement, the State Lease Assignments, and all other agreements, documents and instruments executed and delivered by Seller Group or their Affiliates pursuant to this Agreement (the "Seller Agreements") constitute valid and binding obligations of each member of Seller Group or their Affiliates (Seller Group and such Affiliates shall be referred to collectively herein as the "Seller Parties"), as the case may be, enforceable against the applicable member of the Seller Party, in accordance with their respective terms, except as enforcement may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization, liquidation, or similar Laws and Regulations affecting the enforcement of creditors' rights generally, (ii) limited by any applicable Law and Regulation that limits indemnification and (iii) subject to general equitable principles (regardless of whether that enforceability is considered in a proceeding at law or in equity).

Section 3.4 Non-Contravention

         The execution and delivery of this Agreement and the Seller Agreements by any of the Seller Parties and the consummation by any of the Seller Parties of the transactions contemplated herein and therein do not and will not (a) violate or conflict with the terms of the organizational documents or limited liability company or partnership agreements of any of the Seller Parties, (b) subject to obtaining the State Lease Consents (as defined below) solely with respect to the New Mexico State Coal Leases, violate or conflict with or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Seller Parties is a party or by which any of them or any of their respective properties may be bound, (c) violate any Law and Regulation or any order, judgment, decree or injunction of any Governmental Authority directed to any of the Seller Parties or any of their properties in a proceeding to which any of them or their property or the Assets is or was a party, (d) violate or conflict with, or result in the suspension, revocation, cancellation or loss of, or have an adverse effect on, the Permits, (e) result in the creation or imposition, at or after the Closing of any Encumbrance upon all or any part of the Assets other than a Permitted Encumbrance or an Encumbrance created by the Leases, or (f) give rise to any right of rescission or similar remedy under any corporation, limited liability company or securities Law and Regulation with respect to any of the transactions contemplated in this Agreement, unless and to the extent any matters described in clause (b), (c), (d), (e) or (f) above would not have a Material Adverse Effect.

Section 3.5 Approvals and Consents

         Except for the consents required from the State of New Mexico with respect to the assignment of the New Mexico State Coal Leases (the "State Lease Consents"), no permit, consent, approval, waiver, easement, license or other authorization of or declaration to or filing with any person, entity, or Governmental Authority ("Person") is required in connection with (i) the execution or performance of this Agreement or the Seller Agreements by the Seller Parties, or (ii) the consummation by the Seller Parties of the transactions contemplated herein or therein, except to the extent that the failure to obtain a consent would not have a Material Adverse Effect.

Section 3.6 Title

         (a) Immediately prior to the conveyance to Acquisition No. 1 LLC pursuant to Section 1.2, EACC had (subject to the mortgage lien in the form of that certain Line of Credit, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated as of July 17, 1998 in favor of Fleet National Bank N.A., successor to Bank One, N.A., (formerly known as the First National Bank of Chicago) ("Fleet Bank") as Administrative Agent and Mortgagee, as supplemented and amended from time to time on the

Federal Reserves (the "Federal Mortgage Lien") which Seller Group has caused to be released in accordance with Section 6.2(e) at or prior to Closing), and as of the Closing Acquisition No. 1 LLC has, good and marketable fee title to all of the Federal Reserves and good title to the Federal Data, in each case, free and clear of all mortgages, claims, liens, security interests, charges, pledges, options, purchase rights, termination rights, grants, reversionary rights or other encumbrances (collectively, the "Encumbrances"), other than Permitted Encumbrances (as defined below).

         (b) Immediately prior to the conveyance to Acquisition No. 2 LLC pursuant to Section 1.3, PNRC had (subject to the mortgage lien in the form of that certain Line of Credit, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated as of August 11, 1998 in favor of Fleet Bank as Administrative Agent and Mortgagee, as supplemented and amended from time to time on the Lee Ranch Reserves (the "Lee Ranch Mortgage Lien") which Seller Group has caused to be released in accordance with Section 6.2(f) at or prior to Closing), and as of the Closing Acquisition No. 2 LLC has, good and marketable fee title to all of the Lee Ranch Reserves (except for the portion of the Lee Ranch Reserves subject to the New Mexico State Coal Leases, as to which a member of the Seller Parties had, and Acquisition No. 2 LLC has, a valid and enforceable leasehold interest) and good title to the New Mexico Data, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances.

         (c) The Assets include all rights necessary to mine (i) the Federal Reserves pursuant to underground mining methods and not any other methods, except as otherwise provided in Schedule 1.2(a) and (ii) the Lee Ranch Reserves pursuant to surface mining, highwall mining or auger mining methods and not any other methods. With respect to (ii), the Assets include, to the extent set forth in the Assignment of Lee Ranch Surface Rights, certain rights under the agreement set forth on Schedule 1.3(a) (the "Lee Ranch Surface Agreement"), a true and correct copy of which has been made available to Buyer and which, to the knowledge of the Seller Parties, is valid, binding and enforceable in accordance with its terms and no Seller Party nor, to the knowledge of the Seller Parties, no other party to the Lee Ranch Surface Agreement is in default thereunder.

         (d) The Membership Interests are (i) duly authorized and validly issued in accordance with the Delaware Limited Liability Company Act (the "Delaware LLC Act") and the Operating Agreement of the applicable Acquisition LLC, and (ii) fully paid and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act). None of the Membership Interests have been issued in breach or violation of any applicable statutory or contractual preemptive rights or any other rights of any kind (including any rights of first offer or refusal) of any Person or any applicable Laws or Regulations.

         (e) Acquisition No. 2 LLC has (subject to the Lee Ranch Mortgage Lien, which Seller Group has caused to be released in accordance with Section 6.2(f) at or prior to the Closing and subject to obtaining the State Lease Consents) good title to the leasehold interest in the New Mexico State Coal Leases and the rights under the Assignment of Lee Ranch Surface Rights free and clear of any Encumbrances other than Permitted Encumbrances.

         (f) (i) There are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, any securities of either of the Acquisition LLCs, (ii) there are no subscriptions, warrants, options, rights or other arrangements or commitments with respect to the issuance or sale of any ownership interests in either of the Acquisition LLCs other than this Agreement and (iii) the Membership Interests constitute all of the issued and outstanding ownership interests in each of the Acquisition LLCs.

         (g) Immediately prior to the Closing, EACC had good title to all of the issued and outstanding membership interest in Acquisition No. 1 LLC and PNRC had good title to all of the issued and outstanding membership interest in Acquisition No. 2 LLC, in each case free and clear of any Encumbrances, and at the Closing, EACC and PNRC shall have transferred to Buyer good title to the Membership Interests, free and clear of all Encumbrances other than any Encumbrances in respect of Transfer Taxes that shall be paid in accordance with
Section 5.5.

         (h) As used herein, "Permitted Encumbrances" means any or all of the following:

                  (i) liens for taxes or assessments not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

                  (ii) materialmen's, mechanic's, repairmen's, employees', contractors' or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance, or operation of the Assets to the extent such liens or charges do not individually or in the aggregate materially interfere with the operation, ownership, lease, value or use of either the Lee Ranch Assets or the Federal Assets for the mining of coal on an individual basis;

                  (iii) to the extent such are customary in the coal industry and of general applicability, rights reserved to or vested in any Governmental Authority to control or regulate any Asset in any manner, and all applicable Laws and Regulations and orders of any Governmental Authority;

                  (iv) public streets and roads crossing the Assets and easements and other rights for the purpose of installing, using and maintaining electric, gas and other utility and transmission lines and related facilities;

                  (v) all rights of consent required by the State of New Mexico with respect to the assignment of the New Mexico State Coal Leases; and

                  (vi) all other liens, charges, encumbrances, instruments, rights of third Persons, boundary line disputes, acreage discrepancies, easements, matters which would be disclosed in an accurate survey of the Assets, rights of way, surface leases, obligations, imperfections in title, defects and irregularities affecting the Assets which individually or in the aggregate are not such as to interfere materially with the operation, ownership, lease, value or use of either the Lee Ranch Assets or the Federal Assets for the mining of coal on an individual basis.

Section 3.7 Contracts

         (a) Attached as Schedule 3.7(a) is a current and accurate list of all customer contracts, contract expiration dates and committed contract tonnage amounts for the years 2003 through and including 2005 involving the Federal No. 2 Mine, as of November 30, 2002 (the "Federal Customer Contracts").

         (b) Attached as Schedule 3.7(b) is a current and accurate list of all customer contracts, contract expiration dates and committed contract tonnage amounts for the years 2003 through and including 2005 involving the Lee Ranch Mine, as of November 30, 2002 (the "Lee Ranch Customer Contracts").

         (c) Each of the Federal Customer Contracts and the Lee Ranch Customer Contracts is valid, in full force and effect and enforceable in accordance with its respective terms against the parties thereto, except as enforcement may be
(i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization, liquidation or similar Laws and Regulations affecting the enforcement of creditors' rights generally, (ii) limited by any applicable Laws and Regulations that limits indemnification and (iii) subject to general equitable principles (regardless of whether that enforceability is considered at law or in equity), and is free and clear of all Encumbrances. None of the Seller Parties are in default under any of the Federal Customer Contracts or the Lee Ranch Customer Contracts and, to each of Seller Parties' knowledge, no third party thereto is in material default thereunder. To each of Seller Parties' knowledge, there does not exist any state of facts which constitutes, or with the passage of time or notice or both will constitute, a material default under any of the Federal Customer Contracts and the Lee Ranch Customer Contracts on the part of any of the Seller Parties or on the part of any party thereto.

         (d) The New Mexico State Coal Leases, true copies of which have been delivered to Buyer, are valid, in full force and effect, and enforceable in accordance with their respective terms against the parties thereto, except as enforcement may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization, liquidation or similar Laws and Regulations affecting the enforcement of creditors' rights generally, (ii) limited by any applicable Law and Regulation that limits indemnification and
(iii) subject to general equitable principles (regardless of whether that enforceability is considered at law or in equity), and are free and clear of any Encumbrances, other than Permitted Encumbrances. PNRC is not in default under either of the New Mexico State Coal Leases and, to PNRC's knowledge, no third party is in material default thereunder. There does not exist any state of facts which constitutes, or with the passage of time or notice or both will constitute, a default under either of the New Mexico State Coal Leases on the part of PNRC or, to PNRC's knowledge, on the part of any party thereto. Notwithstanding the foregoing, the assignment of the New Mexico State Coal Leases by PNRC to Acquisition No. 2 LLC is subject to obtaining the State Lease Consents.

Section 3.8 Litigation

         Except as set forth on Schedule 3.8, there is no action, proceeding, arbitration, investigation or claim pending or, to the Seller Parties' knowledge, threatened, and no basis is known to any of the Seller Parties for any action, proceeding, arbitration, investigation or claim which could reasonably have a Material Adverse Effect.

Section 3.9 Compliance with Applicable Laws

         Except with respect to Environmental Laws, which are addressed in
Section 3.12, the Seller Parties' ownership of the Assets immediately prior to the Closing, the conduct by the Seller Parties of their businesses immediately prior to the Closing, insofar as such businesses involve the Assets or the Seller Parties' ownership of the Assets, and the Assets do not violate or fail to comply with any federal, state or local statute, law, ordinance, decree, order, judgment, rule or regulation (collectively "Laws and Regulations") except as such violation or failure to comply would not have a Material Adverse Effect. None of the Seller Parties has received any written notice or other written communication from any Governmental Authority of any violation of any Laws and Regulations relating to any of the Assets which if not corrected would have a Material Adverse Effect.

Section 3.10 Remedial Work

         There is no water treatment, reclamation, or other remedial work or condition related to coal mining which is existing or is reasonably foreseeable in the future on the Assets, except as such activity is being undertaken in accordance with an applicable Permit.

Section 3.11 Permits

         (a) The Seller Parties are in possession of all franchises, grants, authorizations, licenses, permits (including Environmental Permits), easements, variances, exceptions, consents, concessions, certificates, approvals and orders of any Governmental Authority legally necessary or required for them to carry on their businesses as they are now being conducted with respect to the Assets (the "Permits"). All such Permits have been obtained, on behalf of the Seller Parties, in accordance with applicable Laws and Regulations and no proceeding or action with respect to the suspension, revocation, cancellation or loss of any of the Permits is pending or, to the knowledge of the Seller Parties, threatened. Schedule 3.11(a) contains a complete list of all Permits.

         (b) The Seller Parties are, and the applicable Seller Party operates the Assets, in compliance with all Permits applicable to the Assets except as such failure to comply would not result in a Material Adverse Effect.

Section 3.12 Environmental Matters

         (a) Except as set forth on Schedule 3.12:

                  (i) The Assets and all mining operations on the Assets are in substantial compliance with all applicable Environmental Laws and Environmental Permits required to be obtained.

                  (ii) There are no existing, pending or, to the knowledge of Seller Parties, threatened claims, demands, orders, actions, suits, investigations, notices of violation, inquiries or proceedings by or before any Governmental Authority under any Environmental Law relating to the Assets.

                  (iii) To the knowledge of Seller Parties, no Hazardous Substances have been Released to, or are present on, or are Releasing from the Assets in concentrations that could reasonably be expected to give rise to remediation under Environmental Laws.

                  (iv) The Seller Parties do not own or operate and have not owned or operated any underground storage tanks, aboveground storage tanks, dikes or impoundments in, on, under or about the Assets and, to the knowledge of the Seller Parties, there are no underground storage tanks in, on, under or about the Assets that have been removed from the ground or abandoned in place.

         (b) (i) Seller Group has made available to Buyer, and has listed on
         Schedule 3.12, all third party environmental audits, assessments, studies or reports conducted on behalf of Seller Parties pertaining to Hazardous Substances at, in, on or under the Assets or concerning the Seller Parties' compliance with Environmental Laws.

             (ii) Seller Group has provided to Buyer, and has listed on Schedule 3.12, all correspondence between the Seller Parties and the West Virginia Department of Environmental Protection (the "DEP"), and all non-privileged studies or analyses of all third party environmental audits, assessments or reports in its possession describing, analyzing or evaluating the Order of Compliance, dated September 12, 2002, issued by the DEP against EACC or its potential impacts on the mining operations undertaken at the Federal No. 2 Mine.

         (c) As used in this Section and this Agreement, the following capitalized terms shall have the meaning given to them in this subsection:

                  (i) "Environmental Laws" means any and all federal, state, and local laws, rules, orders, regulations, statutes, ordinances, codes, decrees, by-laws, judgments, rules of common law, or requirements of any Government Authority regulating, relating to or imposing liability or standards of conduct concerning Hazardous Substances, pollution prevention, environmental protection or employee health and safety, currently in effect, including without limitation: the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. Section 1201 et seq; the Mine Safety and Health Act of 1977 ("MSHA"), 30 U.S.C. Section 801 et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act of 1976 ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 et seq.; the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq.; and the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651 et seq.; together, in each case, with any amendments thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

                  (ii) "Environmental Permits" shall mean all Permits required to be obtained or filed by or complied with under any Environmental Law.

                  (iii) "Governmental Authority" means any federal, state, local or municipal government, governmental or quasi-governmental authority, agency or body exercising, or purporting to exercise, any administrative, executive, judicial, investigative, legislative, policy, regulatory, taxing or other power or authority of any nature.

                  (iv) "Hazardous Substance" means (A) any hazardous materials, hazardous wastes, hazardous substances, toxic wastes, and toxic substances as those or similar terms are defined under any Environmental Laws; (B) any asbestos or any material which contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (C) polychlorinated biphenyls ("PCBs"), or PCB containing materials, or fluids; (D) radon; (E) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, contaminant, constituent, or solid, liquid or gaseous waste; and (F) any substance (including any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any fractions or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas and any mixtures thereof) to the extent that, and only to the extent that, whether by its nature or its use, such substance is subject to regulation under any Environmental Laws or with respect to which any Environmental Law or Governmental Authority regulates the storage or Release into the environment or requires environmental investigation, monitoring or remediation.

                  (v) "Release" means, with respect to this Section 3.12, any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the environment of Hazardous Substances.

Section 3.13 Operating Information

         (a) Attached as Schedule 3.13(a) is historical and forecasted sales and cash cost information for the Federal No. 2 Mine and the Lee Ranch Mine. Historical information contained in Schedule 3.13(a) was prepared from the books and records of Seller and its subsidiaries and, as of the date prepared, fairly presented in all material respects said historical information for the periods indicated. Forecasted information contained in Schedule 3.13(a) has been prepared by the Seller Parties based on the information known to the Seller Parties as of December 1, 2002, and represents the good faith estimates of the Seller Parties for the periods covered by such information based on reasonable assumptions.

         (b) Attached as Schedule 3.13(b) is the historical mining volume relating to the Federal No. 2 Mine and the Lee Ranch Mine for the years ended December 31, 2000 and 2001 and the eleven months ended November 30, 2002, which was prepared from the books and records of Seller and its subsidiaries and, as of the date prepared, fairly presented in all material respects said mining volume for the periods indicated. Since November 30, 2002, there has been no Material Adverse Effect on the mining volume from the Federal No. 2 Mine or the Lee Ranch Mine.

         (c) Attached as Schedule 3.13(c) is:

                  (i) the forecasted mining volume of the Federal Reserves for the years ended December 31, 2003 through and including 2010, which has been prepared by the Seller Parties based on the information known to the Seller Parties as of December 1, 2002, and represents the good faith estimates of the Seller Parties for the periods covered by such information based on reasonable assumptions; and

                  (ii) the forecasted mining volume of the Lee Ranch Reserves for the years ended December 31, 2003 through and including 2014, which has been prepared by the Seller Parties based on the information known to the Seller Parties as of December 1, 2002, and represents the good faith estimates of the Seller Parties for the periods covered by such information based on reasonable assumptions.

Section 3.14 Reserves

         (a) Attached as Schedule 3.14 are reserve reports prepared by Marshall Miller and Associates, Inc. ("Marshall Miller") covering the Reserves. The information which was supplied by the Seller Parties to Marshall Miller for the purposes of preparing the reserve reports dated as of December 17, 2002 (with respect to the Federal Reserves) and December 19, 2002 (with respect to the Lee Ranch Reserves), was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with the customary industry practices; and Marshall Miller was, as of such dates, and is, as of the date hereof, not an Affiliate of Seller or any of its Affiliates.

         (b) The Reserves conveyed to the Acquisition LLCs are "virgin coal reserves" as that term is generally understood and interpreted in the coal mining industry, except for that portion of the Federal Reserves and Lee Ranch Reserves as more particularly described in Schedules 1.2(a) and 1.3(a).

         (c) Except as expressly provided in this Article III or the Special Warranty Deeds, Seller makes no warranty, express or implied, as to the merchantability, quantity, quality or recoverability of, or title to, the coal reserves in or from the Assets or as to the condition of the coal reserves.

Section 3.15 Reliance of Buyer

         Any due diligence or other investigation by or on behalf of Buyer shall not affect its reliance or right to rely on any representation or warranty made by Seller Group in this Agreement.

Section 3.16 Seller Representations Relating to the Units

         (a) Accredited Investor. PNRC is an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         (b) Investment Intent. PNRC is acquiring the Units, and the Common Units to be issued upon conversion of the Class B Common Units as contemplated by Section 5.7, for its own account for investment, and not with a view to any distribution or resale, thereof in violation of the Securities Act or any other applicable domestic or foreign securities law.

         (c) Information and Access. PNRC hereby acknowledges receipt of a copy of the Partnership Agreement and acknowledges access to the Public Documents. PNRC and its attorneys, accountants and other representatives have had an opportunity to ask questions of and receive answers from Buyer or a person acting on behalf of Buyer concerning the terms and conditions of this investment.

         (d) No Registration. PNRC acknowledges and agrees that, based in part upon its representations contained herein and in reliance upon applicable exemptions, no Units, or Common Units to be issued upon conversion of the Class B Common Units as contemplated by Section 5.7, acquired by it have been, or will be, at the time of issuance, registered under the Securities Act or the securities Laws and Regulations of any other domestic or foreign jurisdiction as of the Closing Date.

Section 3.17 Broker Fees

         Buyer and its Affiliates shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of the Seller Parties, for any financial advisory or finders' fees or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

Section 3.18 Tax Matters

         (a) (i) All Tax Returns required to be filed by the Seller Parties with respect to the Assets in respect of any Pre-Closing Tax Period (as defined below) have been, or will be, filed in a timely manner; (ii) all Taxes required to be paid by the Seller Parties with respect to the Assets in respect of any Pre-Closing Tax Period have been, or will be, timely paid in full by the Seller Parties; (iii) no deficiencies for any Taxes with respect to the Assets in respect of any Pre-Closing Tax Period have been asserted or assessed against the Seller Parties or the Assets which remain unpaid; (iv) no claim has been made by any taxing authority in any jurisdiction where the Seller Parties do not file Tax Returns that may subject any of the Seller Parties to taxation in that jurisdiction with respect to the Assets; (v) there is no pending dispute over any Taxes imposed with respect to the Assets; and (A) all of the Assets have been properly listed and described on the property tax rolls for all Pre-Closing Tax Periods and no portion of the Assets constitutes omitted property for property tax purposes.

         (b) For purposes of this Agreement, "Taxes" shall mean any taxes, assessments, duties, fees, levies, imposts, deductions, withholdings, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental charges of any nature whatsoever, imposed by any government or taxing authority of any country or political subdivision of any country and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, and includes any liability arising under any tax sharing agreement or any liability for Taxes of another person by contract, as a transferee or successor, under Treas. Reg. Section 1.1502-6 or analogous state, local, or foreign law provision, or otherwise. "Tax Return" shall mean any report, return (including any information return) or statement required to be supplied to a taxing authority in connection with Taxes including any amendments thereto. "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the pre-Closing portions of all taxable periods that include but do not end on the Closing Date.

         (c) As of the Closing Date, PNRC will have more than a one year holding period (for federal income tax purposes) in the PNRC Contributed Assets (as that term is defined in Section 5.6).

Section 3.19 PNRC Notes

         At the Closing, upon Buyer's payment of $32,500,000 to the PNRC Partners pursuant to Section 2.3, the PNRC Notes shall have been discharged in full and Buyer shall not bear any further liability or obligation whatsoever with respect to the PNRC Notes.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller Group as follows:

Section 4.1 General

         Except to the extent expressly set forth in this Article IV, Buyer does not make any representations or warranties, express or implied. Inclusion of a matter on a schedule attached hereto with respect to a specific representation or warranty that addresses matters having a material adverse effect shall not be deemed an indication that such matter does, or may, have a material adverse effect. Matters may be disclosed on a schedule for purposes of information only.

Section 4.2 Organization and Good Standing

         Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with the partnership power and authority to own its property, to conduct its business as currently conducted and to consummate the transactions contemplated by or in connection with this Agreement. Buyer is duly qualified or registered as a foreign entity in each jurisdiction where it is required to be so qualified or registered to conduct its business except where failure to so qualify or register would not, individually or in the aggregate, have a material adverse effect on Buyer.

Section 4.3 Authorization

         (a) All limited partnership action of Buyer necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by or in connection with this Agreement has been taken, and this Agreement constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforcement may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization, liquidation or similar Laws and Regulations affecting the enforcement of creditors' rights generally, (ii) limited by any applicable Law and Regulation that limits indemnification and
(iii) subject to general equitable principles (regardless of whether that enforceability is considered at law or in equity).

         (b) The Registration Rights Agreement, the GP LLC Agreement, the MLP Amendment, the Escrow Agreement, the Reserve Substitution Agreement, Amendment No. 1 to the Omnibus Agreement and all other agreements, documents and instruments executed and delivered by Buyer or its Affiliates pursuant to this Agreement constitute valid and binding obligations of Buyer or its Affiliates, as the case may be, enforceable against Buyer or its Affiliates, as the case may be, in accordance with their respective terms, except as enforcement may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization, liquidation or similar Laws and Regulations affecting the enforcement of creditors' rights generally, (ii) limited by any applicable Law and Regulation that limits indemnification and (iii) subject to general equitable principles (regardless of whether that enforceability is considered at law or in equity).

Section 4.4 Non-Contravention

         The execution and delivery of this Agreement or any agreement contemplated hereby by Buyer or any of its Affiliates and the consummation by Buyer or any of its Affiliates of the transactions contemplated herein and therein do not and will not (a) as of the Closing Date, violate or conflict with, the terms of the certificate of limited partnership or the first amended and restated agreement of limited partnership of Buyer dated as of October 30, 2001 (the "Partnership Agreement", as amended), as it will be further amended by the MLP Amendment, or the organizational documents of any of Buyer's Affiliates, including without limitation the Third Amended and Restated Limited Liability Company Agreement (the "GP LLC Agreement") of Penn Virginia Resource GP, LLC (the "General Partner"), (b) violate or conflict with or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer or any of its Affiliates is a party or becomes a party or by which any of them or any of their respective properties may be bound, (c) violate any Law and Regulation or any order, judgment, decree or injunction of any Governmental Authority directed to Buyer or any of its Affiliates or any of their properties in a proceeding to which any of them or their property or their assets is or was a party, (d) result in the creation or imposition at or after the Closing of any Encumbrance other than a Permitted Encumbrance upon all or any part of the Buyer's assets, or (e) give rise to any right of rescission or similar remedy under any partnership or securities Law and Regulation, with respect to any of the transactions contemplated by this Agreement except any matters described in clause (b), (c), (d) or (e) above which would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement. As used in the preceding sentence, "Permitted

Encumbrance" shall have the same meaning given such term in Section 3.6(h), except that the term "Assets" used in such definition shall refer to the assets of Buyer and references to a material interference with the Lee Ranch Assets or the Federal Assets in Section 3.6(h)(ii) and Section 3.6(h)(v) shall refer to a material adverse effect on the assets of Buyer as a whole.

Section 4.5 Buyer's Capital and Issuance of Units

         As of December 11, 2002, the outstanding capital of Buyer was comprised of 7,649,880 Subordinated Units and 7,649,880 Common Units. As of December 11, 2002, Buyer had 300,000 Common Units issuable under Buyer's long-term incentive plan. The Units issued under Article II against delivery of the Membership Interests, (a) will have been duly authorized and validly issued in accordance with the Delaware Revised Uniform Limited Partnership Act, as amended (the "Delaware Act") and the Partnership Agreement, and (b) are fully paid and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Act). None of the Units have been issued in breach or violation of (x) applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (y) the terms of any then outstanding options, warrants, or other rights issued to acquire Units.

Section 4.6 Public Documents

         Buyer has filed with the SEC all reports, schedules, forms, statements and other documents required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be filed by Buyer since October 24, 2001 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Public Documents"). At the time filed (in the case of filings under the Exchange Act) or at the time declared effective (in the case of filings under the Securities Act), except to the extent revised or superseded by a subsequent filing with the SEC, the Public Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Public Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer included in all Public Documents, including any amendments thereto, (a) were prepared from the books and records of Buyer in conformity with United States generally accepted accounting principles as published by the Financial Accounting Standards Board ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), (b) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (c) fairly present in all material respects the financial condition and results of operations of the Buyer and its consolidated subsidiaries as of the respective dates thereof and for the periods covered thereby. To Buyer's knowledge, since the date of the most recent filing by or with respect to Buyer or its Affiliates with the SEC, there has not occurred any event that (singly or together with other such events) would have a material adverse effect on the financial condition or results of operations of Buyer other than those resulting from general changes in coal prices; general changes in industry, economic or political conditions; civil unrest, insurrection, outbreaks of hostilities, acts of terrorism or similar events; or changes in Laws and Regulations.

Section 4.7 No Undisclosed Liabilities

         Except to the extent set forth on the consolidated balance sheet or the notes thereto of Buyer in the Public Documents or otherwise disclosed in the Public Documents, none of Buyer or its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet or in the notes thereto, other than those incurred in the normal course of business since September 30, 2002, in each case subject to year-end adjustments.

Section 4.8 Litigation

         Except as set forth on Schedule 4.8 or in the Public Documents, there is no action, proceeding, arbitration, investigation or claim pending or, to Buyer's knowledge, threatened, and no basis is known to Buyer for any action, proceeding, arbitration, investigation or claim to which Buyer or its Affiliates is a party and which could reasonably have a material adverse effect on Buyer's ability to consummate the transactions contemplated herein, its results of operations or its financial condition.

Section 4.9 Tax Matters

         (a) (i) All material Tax Returns required to be filed by Buyer have been, or will be, filed in a timely manner and all such Tax Returns are complete and correct; (ii) all material Taxes required to be paid or withheld by Buyer have been, or will be, timely paid or withheld in full by Buyer; (iii) no deficiencies for any Taxes have been asserted or assessed against Buyer which remain unpaid; (iv) no claim has been made by any taxing authority in any jurisdiction where Buyer does not file Tax Returns that may subject Buyer to taxation or the requirement to file a Tax Return in that jurisdiction; and (v) there is no pending dispute over any Taxes imposed with respect to Buyer or any Tax Return filed by Buyer.

         (b) Since their formation, each of Buyer and each Operating Partnership (as defined below) (i) has been treated as a partnership or has been disregarded as an entity for federal income tax purposes, (ii) will at, and immediately after, the Closing be a partnership or be disregarded as an entity for federal income tax purposes and (iii) would immediately after the Closing not be treated as an investment company (within the meaning of section 351 of the Internal Revenue Code of 1986, as amended (the "Code")) if it were a corporation for federal income tax purposes. As used herein, "Operating Partnerships" means each of the following: Penn Virginia Operating Co., LLC and all other limited liability company operating subsidiaries of Buyer.

         (c) The Section 2.3 Borrowing will be a nonrecourse liability of Buyer within the meaning of Treasury Regulation Section 1.752-1(a)(2). Buyer does not anticipate that PNRC's share, within the meaning of Treasury Regulation Section 1.707-5(a)(2)), of the Section 2.3 Borrowing will be reduced after the Closing as part of a plan, within the meaning of Treasury Regulation Section 1.707-5(a)(3), that has as one of its purposes minimizing the extent to which PNRC recognizes income on MLP's assumption of the PNRC Notes; provided, however, Buyer's intent to amortize the Section 2.3 Borrowing or any refinancing of that borrowing in accordance with its terms or the issuance of equity to the public shall not be a breach of this representation.

Section 4.10 Employees

         Buyer has no employees.

Section 4.11 Financing

         Buyer has sufficient cash, available lines of credit or other sources of immediately available funds (in United States dollars) to enable it to pay the Cash Portion at the Closing and to effect the transaction that is described in Section 2.3.

Section 4.12 Brokers Fees

         Seller Group shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Buyer or its Affiliates, for any financial advisory or finders' fees or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

Section 4.13 Reliance of Seller Group

         Any due diligence or other investigation by or on behalf of Seller Group shall not affect its reliance or right to rely on any representation or warranty made by Buyer in this Agreement.

                                    ARTICLE V

                                    COVENANTS

Section 5.1 Access to Information

         All information relating to the transactions contemplated by this Agreement provided by any Party or its Affiliates to any other Party, its Affiliates or its or their authorized representatives (whether furnished before or after the date of this Agreement) shall be held subject to the confidentiality agreement between Buyer and Parent, dated as of April 29, 2002 (the "Confidentiality Agreement"). Seller Group hereby agrees to provide Buyer and its accountants (i) on or before February 1, 2003, with the tax basis of the PNRC Contributed Assets as of the date of the Closing Date and (ii) all information reasonably requested by Buyer in connection with the preparation of its tax returns or the payment of its taxes that relate to the PNRC Contributed Assets and that is in the possession of the Seller Parties.

Section 5.2 Financial Statements

         Buyer and Seller Group acknowledge that Seller Group is conveying to Buyer certain specified assets, and Seller Group has advised Buyer that Seller Group does not prepare financial statements relating to such assets. Nevertheless, if Buyer is advised by the SEC that audited financial statements of all or part of the Assets are required by Regulation S-X, Seller Group, if requested by Buyer, shall, at Buyer's sole expense, use commercially reasonable efforts to cause its auditors to audit and perform interim procedures in accordance with GAAP and in accordance with Regulation S-X for such Assets for the years ending December 31, 1999, 2000 and 2001 (the "Audited Financial Statements") and the period ending on the Closing Date.

Section 5.3 Public Announcements

         It is contemplated that immediately following the Closing, each of Buyer and Seller Group will consult with each other regarding the language of and issue a press release or press releases disclosing such action.

Section 5.4 Consents

         (a) Seller Group shall make or cause to be made all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third Persons necessary to consummate the transactions contemplated by this Agreement, and Buyer shall cooperate with Seller Group when necessary or applicable.

         (b) Without limiting the generality of the foregoing, Seller Group shall make or cause to be made all filings with the relevant agency or agencies in the State of New Mexico necessary to, and shall use its commercially reasonable efforts to, obtain the State Lease Consents as soon as possible after the Closing.

Section 5.5 Closing Costs; Expenses

         (a) Seller Group shall pay all Taxes associated with the transfer of the Assets into the Acquisition LLCs. Seller and Buyer shall bear equally any Transfer Taxes (other than Income Taxes) due and payable, if any, in connection with the sale, conveyance, assignment, transfer, and delivery of the Membership Interests from Seller to the Buyer pursuant to this Agreement.

         (b) Each of the Parties shall pay its own expenses and the fees and expenses of its counsel, accountants, consultants and other experts and representatives associated with this Agreement and the transactions contemplated herein.

Section 5.6 Taxes

         (a) Any and all ad valorem taxes, personal property taxes, fees or assessments for the calendar year 2002 due with respect to the Assets, or payable by any of the Seller Parties pursuant to the terms of any leases, subleases, licenses, rights-of-way, instruments, or other agreements by which any of the Seller Parties hold the Reserves or any other of the Assets shall be prorated between the Seller Parties on the one hand and Buyer on the other hand, as of the Closing on a calendar year basis, using the most recent actual or proposed tax rates and assessments by the appropriate Governmental Authority. If any Party shall pay such taxes for which it is entitled to be reimbursed because of such proration, the other party responsible therefor shall promptly reimburse the party so paying upon notice of the amount paid by such Party. Regardless of which Party is responsible, the Seller Parties shall handle the payment to the appropriate Governmental Authority of all Taxes with respect to the Assets which are required to be paid prior to the Closing (and shall file all returns with respect to such Taxes).

         (b) Buyer shall allocate to PNRC with respect to the Units reverse section 704(c) allocations (within the meaning of Treasury Regulation Section 1.704-3(a)(6)) in accordance with the remedial allocation method of Treasury Regulation Section 1.704-3(d) in respect of the difference between the fair market value of the assets held by Buyer and its operating subsidiaries immediately prior to the Closing (the "Existing Buyer Assets") and Buyer's carrying value in the Existing Buyer Assets immediately prior to the Closing. For such purposes, the fair market value of the assets of Buyer shall be the amount that Buyer uses to calculate adjustments under Section 743 of the Code.

         (c) Each Seller agrees that it and its Affiliates will not take any action that would cause either of the Acquisition LLCs to be classified as a corporation for any federal, state or local income tax purpose. Buyer agrees that it and its Affiliates will not take any action that would cause either of the Acquisition LLCs to be classified as a corporation for any federal, state or local income tax purpose before or on the Closing Date.

         (d) Except as may be required by a change in applicable law, the parties hereto agree to report the transactions for which provision is made in this Agreement for federal income tax purposes as follows:

                  (i) Acquisition No. 1 LLC and Acquisition No. 2 LLC are disregarded for federal income tax purposes.

                  (ii) The sale by EACC and the purchase by Buyer of the membership interests in Acquisition No 1 LLC that is to occur pursuant to Section 2.2(a) hereof is the sale by EACC and the purchase by Buyer of the assets of Acquisition No 1 LLC in exchange for $40,000,000 cash.

                  (iii) The transfer by PNRC to Buyer of the membership interests in Acquisition No 2 LLC that is to occur pursuant to Section 2.2(b) hereof is the transfer by PNRC to Buyer of the assets (the "No 2 LLC Assets") of Acquisition No 2 LLC in exchange for 1,522,325 Common Units, 1,240,833 Class B Common Units and the assumption by Buyer of the PNRC Notes. Such transfer is divided into two transactions that are as follows:

                           (A) A sale by PNRC and a purchase by Buyer of a
                  Taxable Fraction undivided interest in the No. 2 LLC Assets in exchange for the assumption by Buyer of debt in an amount equal to the product of (1) 1.0 minus the PNRC Debt Share and
                  (2) the aggregate stated principal amount of the PNRC Notes.

                           (B) The contribution by PNRC of a Non Taxable
                  Fraction undivided interest in the No. 2 Assets (the "PNRC Contributed Assets") to Buyer in exchange for (1) the assumption by Buyer of debt in an amount equal to the product of (x) the PNRC Debt Share and (y) the aggregate stated principal amount of the PNRC Notes and (2) the Units. Such contribution is a non taxable transaction that is described in
                  Section 721(a) of the Code and to which Section 707(a)(2) of the Code does not apply.

         For purposes hereof,

                           "FMV PNRC Units" means the product of (a) the number
                  of Units that PNRC is to receive pursuant to the provisions hereof and (b) the average of the high and low price of the Common Units on the New York Stock Exchange on the Closing Date as shown in The Wall Street Journal (Northeast edition).

                           "Non Taxable Fraction" means (a) the sum of (1) the
                  PNRC Debt Share multiplied by the aggregate stated principal amount of the PNRC Notes and (2) FMV PNRC Units divided by (b) the sum of the aggregate stated principal amount of the PNRC Notes and FMV PNRC Units.

                           "PNRC Debt Share" means (a) 98% multiplied by (b) (1)
                  the sum of 1,522,325 and 1,240,833 divided by (2) the sum of 1,240,833 and the number of MLP Common Units that are outstanding immediately after the Closing.

                           "Taxable Fraction" means 1.0 less the Non Taxable
                  Fraction.

                  (iv) The payment of the PNRC Notes that is to occur pursuant to Section 2.3 hereof is a refinancing, within the meaning of Treasury Regulation Section 1.707-5(c), of the PNRC Notes with the proceeds of an obligation of Buyer that is a nonrecourse obligation, within the meaning of Treasury Regulation Section 1.752-1(a)(2), of Buyer.

                  Any party hereto that determines that a change in applicable law has occurred that prevents it from so reporting the transactions for which provision is made in this Agreement shall, prior to reporting the transactions in a different manner, obtain a written opinion of tax counsel at its expense to the effect that one or more of the provisions of the foregoing may not be included on its federal income tax return by reason of such change in applicable law, shall provide a copy of such written opinion to the other parties hereto, and shall discuss in good faith with the other parties the positions that such opinion concludes cannot be taken under applicable law. Thereafter, the party that has so obtained the written opinion and any other party hereto may file its federal income tax return with the variations from the foregoing agreement that are described in such written opinion as not permitted by reason of such change in applicable law.

                  Moreover, each of the parties hereto agrees to report the transactions for which provision is made in this Agreement in the manner that is set out above for all state and local income tax purposes unless it obtains a written opinion of tax counsel at its expense that one or more of the provisions of the foregoing may not be included on its return under then applicable law, shall provide a copy of such written opinion to the other parties hereto, and shall discuss in good faith with the other parties the positions that such opinion concludes cannot be taken under applicable law. Thereafter, the party that has so obtained the written opinion and any other party hereto may file its state and local income tax returns with the variations from the foregoing agreement that are described in such written opinion as not being permitted under then applicable law

         (e) Buyer agrees that PNRC shall be allocated income in accordance with
Section 704(c) of the Code utilizing the remedial allocation method of Treasury Regulation Section 1.704-3(d) in respect of the difference between the fair market value and PNRC's adjusted tax basis in the PNRC Contributed Assets on the Closing Date and that such income allocation shall be calculated as though (i) the IRC Section 704(b) book value of the PNRC Contributed Assets immediately after the Closing were the sum of (A) FMV PNRC Units and (B) the Non Taxable Fraction of the aggregate stated principal amount of the PNRC Notes and (ii) the PNRC Contributed Assets contained a total number of tons that is equal to the product of the Non Taxable Fraction multiplied by the total estimated recoverable tons of the No. 2 LLC Assets (which is 80,000,000 at the time of the Closing). Buyer agrees to adjust its estimate of the remaining total reserves recoverable from the PNRC Contributed Assets for purposes of this Section 5.6(e) by reason of actual production therefrom and otherwise only in accordance with prudent coal mining practices.

         (f) Buyer agrees that PNRC shall not be allocated income by reason of
Section 704(c) of the Code in respect of any PNRC Contributed Asset other than as described in Section 5.6(e) hereof as portions of the Reserves are mined from the PNRC Contributed Assets or from any Reserves that are transferred in exchange for any PNRC Contributed Assets (also, in this Section 5.6(f) "PNRC Contributed Assets"), and without limiting the generality of the foregoing, except as provided in Section 5.6(g) below, Buyer agrees that there will be no sale, exchange or transfer of any PNRC Contributed Asset or any portion thereof after which income is allocated to PNRC by reason of Section 704(c) of the Code in excess of the amount of income that would be allocated to PNRC if Buyer held each PNRC Contributed Asset as such asset was mined to exhaustion; provided, however, this Section 5.6(f) shall not apply to any sale, exchange, or transfer of any PNRC Contributed Asset or portion thereof (i) to any of the Seller Parties pursuant to Article IX of this Agreement or (ii) pursuant to the Reserve Substitution Agreement, provided that, Buyer has not placed the property to be substituted up for sale; provided further, however, neither the existence of the Reserve Substitution Agreement nor the exercise of any of the rights thereunder shall be taken into account for purposes of determining whether the property has been put up for sale.

         (g) Buyer further agrees that if it sells, exchanges, or transfers any of the PNRC Contributed Assets (other than pursuant to the proviso in Section 5.6(f)), then Buyer shall pay to PNRC an amount that is equal to the Clause (ii) Present Value (as defined below) reduced by the Clause (i) Present Value (as defined below) on the 60th day after the sale, exchange or transfer that caused such breach.

                  (i) The amount of taxable income that would be allocated to PNRC by reason of Section 704(c) of the Code in respect of the PNRC Contributed Assets if such breach had not occurred shall be determined based on the mining plan for the Lee Ranch Mine that is attached hereto as Schedule 3.13(c) for each calendar year (the "Closing Date Mining Plan") that is not ended at the time at which the sale, exchange or transfer occurs and the income taxes that would be payable by reason of such taxable income shall be determined as 38 percent of such taxable income and shall be assumed to be payable by PNRC on the March 15 following the end of each such calendar year. The "Clause (i) Present Value" is the sum of the present values of such assumed tax payments on the 60th day after such breach using a discount rate of six percent per annum with annual compounding. As an illustration of the calculation of "present value" at an interest rate of six percent per annum with annual compounding, the present value of a payment that is to be made 2 years and 150 days after such 60th day is the product of (a) the amount of such payment divided by (b) the product of (x) 1.0 + (150/365) x .06, (y)
         1.06 and (z) 1.06. It is assumed for the purposes of this Agreement that each year has 365 days.

                  (ii) The taxable income that is allocable to PNRC by reason of IRC Section 704(c) after such breach in respect of the PNRC Contributed Assets that are retained by Buyer shall then be determined based on the Closing Date Mining Plan and the income taxes that would be payable by reason of such taxable income shall be determined as 38 percent of such taxable income and shall be assumed to be payable by PNRC on the March 15 following the end of each such calendar year. The "Clause (ii) Present Value" is the sum of the present values of such assumed tax payments on the 60th day after such breach using a discount rate of six percent per annum with annual compounding.

The Closing Date Mining Plan shall not be changed for any reason for purposes of this Section 5.6(g).

         (h) Buyer agrees to give PNRC notice promptly of any adjustment in the
Section 2.3 Borrowing that will reduce PNRC's share for purposes of Section 752 of the Code, except in the case of an amortization of the Section 2.3 Borrowing or any refinancing thereof in accordance with its terms or any issuance of its equity securities and the application of the proceeds. PNRC agrees to provide Buyer after inquiry from Buyer with PNRC's adjusted basis in Buyer from time to time. Buyer shall be under no obligation to determine PNRC's adjusted basis in Buyer.

Section 5.7 Preparation of Proxy

         As promptly as possible (but no later than one hundred twenty (120) days) following the date of this Agreement, Buyer shall, in accordance with the applicable provisions of the Exchange Act and the rules and regulations thereunder and the listing requirements of the New York Stock Exchange, prepare and file with the SEC a proxy statement soliciting the approval of the holders of the Common Units of Buyer (the "Unitholders") in favor of conversion of the Class B Common Units to Common Units (the "Conversion"). If the Conversion is not approved at the special meeting called to approve the Conversion, upon the expiration of one hundred eighty (180) days after the date of the Special Meeting in which the Conversion was not approved, Seller may, by written notice, require Buyer to prepare and file with the SEC an additional proxy statement soliciting the approval of the Unitholders in favor of the Conversion; provided, however, that Seller shall in no event exercise this right prior to December 19, 2003. Buyer agrees to engage a proxy solicitor, at Buyer's expense, in connection with each proxy statement to solicit the affirmative votes of the Unitholders in favor of the Conversion, and to take all other necessary and appropriate action to support the Conversion.

Section 5.8 Option Agreement; Other Oil and Gas Operations

         (a) Santa Fe Energy Company ("SFR") and Santa Fe Pacific Mining, Inc. ("Pacific"), were the original parties to that certain Lease Option Agreement (the "Option Agreement") dated October 8, 1987 whereunder SFR has an option, exercisable by written notice (the "Option Notice") to Pacific until October 8, 2007, to acquire for itself or third parties (a "Third Party") oil and gas leases on lands subject to the Option Agreement and certain rights to explore for hydrocarbons on the lands subject to the Option Agreement. PNRC has succeeded to the rights of Pacific in the Option Agreement. PNRC agrees that (i) in the event it receives an Option Notice, it will promptly forward a copy of the Option Notice to Buyer and (ii) it will exercise and enforce its rights under the Option Agreement to restrict SFR or any Third Party from obtaining any lease on lands located over the Reserves owned by Buyer or its Affiliates unless otherwise consented to in writing by Buyer.

         (b) Seller Group agrees that it will not, and it will not permit its existing lessees, licensees and assignees or agents to conduct exploration, development, drilling or mining operations for oil, gas, coal bed methane or any reserved minerals (collectively, the "Other Minerals") in a manner that will adversely affect any active coal mining operations on Lee Ranch Reserves (as the same may be substituted from time to time) in any material respect. Seller Group agrees that Buyer's rights to have the coal mined, removed and developed from the Lee Ranch Reserves shall be superior to the rights reserved by Seller Group with respect to Other Minerals. Seller Group agrees that it will not enter into any leases or other agreements in the future granting any other Third Party the right to, explore, develop, drill or mine for Other Minerals in a manner that will adversely affect any active coal mining operations on Lee Ranch Reserves (as the same may be substituted from time to time) in any material respect.

Section 5.9 Further Assurances

         At or after the Closing, each Party, at the request of any other Party, will execute and deliver to the requesting Party all such further assignments, deeds, agreements, contracts, instruments and other documents as the requesting Party may reasonably request in order to perform, accomplish, perfect or record, if reasonably necessary, the transactions contemplated by this Agreement and to otherwise carry out the intention of this Agreement, including, without limitation, Seller Group's obtaining the releases of any Encumbrances (other than Permitted Encumbrances) on the Assets existing as of the Closing Date without regard to any limitations contained in Section 7.2(b) for a period of two years from the Closing Date.

                                   ARTICLE VI

                             DELIVERABLES AT CLOSING

Section 6.1 Obligations of Buyer at Closing

         At the Closing, subject to the simultaneous performance by Seller Group of its obligations pursuant to Section 6.2, Buyer shall deliver or cause to be delivered to Seller Group the following:

         (a) A certificate or certificates representing the Units, duly endorsed by the General Partner (delivery of a certificate representing the Escrow Amount may be made to the Escrow Agent in accordance with Section 2.2).

         (b) A wire transfer in the aggregate amount of the Cash Portion in same-day funds to an account or accounts designated by Seller.

         (c) A registration rights agreement (the "Registration Rights Agreement"), duly executed by Buyer, in substantially the form attached hereto as Exhibit E.

         (d) The GP LLC Agreement duly executed by Penn Virginia Resource GP Corp. ("GP Sole Member"), in substantially the form attached hereto as Exhibit F.

         (e) The amendment to the Partnership Agreement (the "MLP Amendment"), duly adopted and executed, in substantially the form attached hereto as Exhibit G.

         (f) The Escrow Agreement duly executed by Buyer.

         (g) A reserve substitution agreement (the "Reserve Substitution Agreement") duly executed by Acquisition LLC No. 1 and Acquisition LLC No. 2 in substantially the form attached hereto as Exhibit H.

         (h) Resolutions of the board of directors of General Partner approving the creation of one additional seat on such board of directors to be granted to Seller in accordance with the GP LLC Agreement.

         (i) An opinion from Vinson & Elkins L.L.P. substantially in the form attached hereto as Exhibit I-1 and an opinion from the Vice President and General Counsel of Penn Virginia Resources GP, LLC substantially in the form attached hereto as Exhibit I-2.

         (j) Amendment No. 1 to the Omnibus Agreement duly adopted and executed, in substantially the form attached hereto as Exhibit J.

         (k) A certificate signed by the Secretary or an Assistant Secretary of General Partner certifying as to the truthfulness, completeness and accuracy of attached copies of resolutions of General Partner's board of directors authorizing the execution of this Agreement and all transactions contemplated herein.

         (l) Good standing certificates for each of Buyer and General Partner issued by the Secretary of State of the State of Delaware dated not more than five days prior to the Closing Date.

After completion of the preceding steps, Buyer shall deliver or cause to be delivered to Seller Group one or more wire transfers in the payoff amount of the PNRC Notes in same-day funds to an account or accounts designated by Seller as required by Section 2.3 hereof.

Section 6.2 Obligations of Seller Group at Closing

         At the Closing, subject to the simultaneous performance by Buyer of its obligations pursuant to Section 6.1, Seller Group shall deliver or cause to be delivered to Buyer the following:

         (a) Assignments of the Membership Interests, duly executed by Seller, in substantially the form attached hereto as Exhibit J.
(the "Membership Interests Assignments").

         (b) The Registration Rights Agreement, duly executed by Seller.

         (c) The GP LLC Agreement, duly executed by Seller as the special member.

         (d) The Escrow Agreement, duly executed by Seller and Escrow Agent, including the State of New Mexico Assignments, duplicate duly executed originals of which shall be attached as an exhibit to the Escrow Agreement and held by the Escrow Agent pursuant to the Escrow Agreement.

         (e) A release of the Federal Mortgage Lien, including appropriate UCC-3 termination statements, duly executed by Fleet Bank.

         (f) A release of the Lee Ranch Mortgage Lien, including appropriate UCC-3 termination statements, duly executed by Fleet Bank.

         (g) The Reserve Substitution Agreement duly executed by PNRC, EACC, and Gallo.

         (h) An opinion from Baker Botts L.L.P. substantially in the form attached hereto as Exhibit L-1 and an opinion from the Vice President -- Legal Services of Parent substantially in the form attached hereto as Exhibit L-2.

         (i) A certificate signed by the Secretary or an Assistant Secretary of each of Parent and Seller certifying as to the truthfulness, completeness and accuracy of attached copies of resolutions of each of Parent's and Seller's board of directors authorizing the execution of this Agreement and all transactions contemplated herein.

         (j) Good standing certificates of Parent, Seller and the Acquisition LLCs issued by the Secretary of State of the State of Delaware and, with respect to the Acquisition LLCs, foreign qualification certificates issued by the Secretary of State of the States of New Mexico and West Virginia, in each case dated not more than five days prior to Closing.

         (k) The Certificates of Formation, Operating Agreements, Special Warranty Deeds, the State Lease Assignments, Assignment of Lee Ranch Surface Rights, Leases, Coal Lease Assignments, and other agreements relating to the formation of the Acquisition LLCs and the transfer of the Assets thereto, each duly executed and delivered by the appropriate Parties thereto.

         (l) The Peabody Guaranty of Obligations of Lessee Under Lee Ranch Lease and the Peabody Guaranty of Obligations of Lessee Under Federal Lease (collectively, the "Parent Guarantees") substantially in the forms attached hereto as Exhibit M-1 and Exhibit M-2, respectively, duly executed by Parent.

         (m) The original PNRC Notes duly endorsed "paid in full" or other similar endorsement by the payees.

         (n) All other documents or instruments as may be reasonably necessary in order to convey to and vest in the Acquisition LLCs or Buyer the Assets as contemplated by this Agreement.

                                   ARTICLE VII

                                 INDEMNIFICATION

Section 7.1 Survival of Representations and Warranties


         The representations and warranties in Article III and Article IV shall survive and remain in effect until the second anniversary of the Closing Date whereupon they will terminate and expire; provided that, notwithstanding the foregoing, (a) the representations and warranties contained in Sections 3.18 and
4.9 shall survive until the expiration of the applicable statute of limitations,
(b) the representations and warranties contained in Section 3.12 shall survive for a period of three (3) years from the Closing Date, and (c) the representations and warranties contained in Sections 3.2, 3.3, 3.6(d), 3.19, 4.2 and 4.3 shall have perpetual existence (each such period is hereinafter referred to as the "Indemnity Period"). Notwithstanding the above, in the event that any Party exercises its rights to substitute reserves under the Reserve Substitution Agreement, Seller Group shall make the same representations and warranties as contained in Article III with respect to the substituted El Segundo Reserves taking into account the particular facts and circumstances present in connection with the substituted El Segundo Reserves, and which representations and warranties shall survive for the applicable time periods set forth above from the applicable closing date of the transactions contemplated under the Reserve Substitution Agreement.

Section 7.2 Seller Group's Agreement to Indemnify

         (a) Subject to the terms and conditions set forth herein, from and after the Closing, each member of the Seller Group, jointly and severally, shall indemnify and hold harmless Buyer and its General Partner and their respective partners, directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, "Buyer Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, penalties, fines, settlements, judgments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Buyer Damages") asserted against or incurred by any Buyer Indemnitee as a result of or arising out of (i) a breach by Seller Group of any representation or warranty contained in Article III of this Agreement without regard to qualifications for materiality or Material Adverse Effect, (ii) a breach by Seller Group of any agreement or covenant of Seller in this Agreement or (iii) the Retained Liabilities. Buyer agrees that the indemnification provided in this Section 7.2 is the exclusive remedy for a breach by Seller Group of the items listed in (i), (ii) and (iii) above of this paragraph; provided, however, that nothing in this Agreement shall affect Buyer's right to recover under the Special Warranty Deeds.

         (b) Seller Group's obligation to indemnify Buyer Indemnitees pursuant to Section 7.2(a)(i) hereof are subject to the following limitations:

                  (i) No indemnification shall be made by Seller Group with respect to any claim (other than the right to indemnification for a breach of the representations under Sections 3.2, 3.3, 3.17 and 3.19, which shall not be limited as to the amount of the claim or the time at which any claim may be brought under this Agreement) unless the aggregate amount of Buyer Damages under all claims under this Article VII exceeds an amount equal to $500,000 and then only to the extent such Buyer Damages exceed $500,000.

                  (ii) Seller Group shall be obligated to indemnify Buyer Indemnitees only for those claims giving rise to Buyer Damages for which Buyer Indemnitees have given Seller Group written notice thereof prior to the end of the applicable Indemnity Period in the event that an Indemnity Period applies to such Buyer Damages. Any written notice delivered by a Buyer Indemnitee to Seller Group with respect to Buyer Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Buyer Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

Section 7.3 Buyer's Agreement to Indemnify

         (a) Subject to the terms and conditions set forth herein, from and after the Closing, Buyer shall indemnify and hold harmless Seller Group and their directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Seller Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, penalties, fines, settlements, judgments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Seller Damages") asserted against or incurred by any Seller Indemnitee as a result of or arising out of (i) a breach by Buyer of any representation or warranty contained in Article IV of this Agreement, in each case, without regard to qualifications for materiality or material adverse effect or (ii) a breach by Buyer of any agreement or covenant of Buyer in this Agreement. Seller agrees that the indemnification provided in this Section 7.3 is the exclusive remedy for a breach by Buyer of the items listed in (i) and (ii) above of this paragraph.

         (b) Buyer's obligations to indemnify Seller Indemnitees pursuant to
Section 7.3(a)(i) hereof are subject to the following limitations:

                  (i) No indemnification shall be made by Buyer with respect to any claim (other than the right to indemnification for a breach of the representations under Sections 4.2, 4.3 and 4.12, which shall not be limited as to the amount of the claim or the time at which any claim may be brought under this Agreement) unless the aggregate amount of Seller Damages under all claims under this Article VII exceeds an amount equal to $500,000 and then only to the extent of such Seller Damages exceed $500,000.

                  (ii) Buyer shall be obligated to indemnify the Seller Indemnitees only for those claims giving rise to Seller Damages for which the Seller Indemnitees have given Buyer written notice thereof prior to the end of the applicable Indemnity Period in the event that an Indemnity Period applies to such Seller Damages. Any written notice delivered by a Seller Indemnitee to Buyer with respect to Seller Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

Section 7.4 Third Party Indemnification

         The obligations of any indemnifying Person to indemnify any indemnified Person under this Article VII with respect to Buyer Damages or Seller Damages, as the case may be, resulting from the assertion of liability by third Persons (a "Claim"), will be subject to the following terms and conditions:

         (a) Any Persons against whom any Claim is asserted will give the indemnifying Person written notice of any such Claim (which notice shall include reasonably specified details regarding such Claim, an estimate of the Buyer Damages or Seller Damages, as applicable, and the specific basis under this Agreement for such Claim) promptly after learning of such Claim, and the indemnifying Person may at its option undertake the defense thereof by counsel of its own choosing (which shall be reasonably acceptable to the Person being indemnified); provided, however, the indemnified Person shall have the right to participate in any matter through counsel of its own choosing at its own expense; provided further, however, that the indemnifying Person shall pay the fees and expenses of separate counsel for the indemnified Person if (i) the indemnifying Person has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified Person and the indemnifying Person, and such indemnified Person shall have been advised by counsel that the representation of both parties would be inappropriate due to actual or potential differing interests between them (in which case, if such indemnified Person notifies the indemnifying Person in writing that it elects to employ separate counsel at the expense of the indemnifying Person, the indemnifying Person shall not have the right to assume the defense of such Claim on behalf of such indemnified Person; it being understood, however, that the indemnifying Person shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified Person, which firm shall be designated in writing by such indemnified Person). Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying Person's obligations under this Article VII, except to the extent that the indemnifying Person is materially prejudiced by such failure to give prompt notice. If the indemnifying Person elects to assume the defense of the Claim, the indemnified Person shall provide the indemnifying Person with reasonable access to its records and personnel relating to such Claim and shall otherwise cooperate with the indemnifying Person in the defense or settlement of the Claim. If the indemnifying Person, within thirty (30) days after notice of any such Claim, fails to assume the defense of such Claim, or thereafter fails to diligently defend such Claim, the indemnified Person against whom such Claim has been made will (upon further written notice to the indemnifying Person) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk, and at the expense, of the indemnifying Person.

         (b) Anything in this Section 7.4 to the contrary notwithstanding, (i) the indemnified Person shall not settle, compromise or pay a claim for which it is indemnified without the prior written consent of the indemnifying Person, which consent shall not be unreasonably withheld, and (ii) the indemnifying Person shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment for other than monetary damages to be borne by the indemnifying Person, without the prior written consent of the indemnified Person, which consent shall not be unreasonably withheld.

                                  ARTICLE VIII

                              AMENDMENT AND WAIVER

         The Parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the Parties, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (d) waive compliance with any of the covenants, agreements or conditions contained herein, in each case only by an instrument in writing signed on behalf of each Party.

                                   ARTICLE IX

                     CHANGE OF CONTROL; RIGHT OF FIRST OFFER

Section 9.1 Change of Control

         (a) For so long as any of the Leases (or any amendments thereof or substitutes therefor) are in force, promptly, but in no event more than ten days after the earlier of (X) the execution of a definitive agreement contemplating a Change of Control (as defined below) or (Y) the occurrence of a Change of Control, Buyer shall give Seller Group written notice of such event (a "Change of Control Notice"). Seller Group shall have the right, unless waived by Seller Group, exercisable by written notice to Buyer (an "Acceptance Notice") within 30 days after receipt of the Change of Control Notice, to purchase all, but not less than all, of the Assets subject to a Lease with Affiliates of Seller Group and that are then owned by Buyer or any of its Affiliates, as such Assets then exist, free and clear of Encumbrances other than Permitted Encumbrances (the "Then-Existing Assets"), in its own name or through one or more designated Affiliates by payment of immediately available funds of the Change of Control Price (as defined below) as of the date of closing of the transaction constituting a Change of Control (the "Change of Control Date") on the later of
(x) the Change of Control Date or (y) ten days after the determination of the Change of Control Price (the later of (x) or (y), the "Purchase Date").

         (b) If Seller Group exercises its rights as provided in Section 9.1(a), Seller Group shall be obligated to purchase the then-Existing Assets on the Purchase Date at the Change of Control Price and on otherwise substantially the same terms provided in this Agreement for the purchase of the Assets by Buyer at the Closing by payment of immediately available funds and the Reserve Substitution Agreement and the Leases shall terminate as provided therein.

         (c) If Seller Group exercises its rights under Section 9.1(a), Buyer and Seller Group shall cooperate in good faith and enter into the appropriate agreements and make required deliveries to effect the transfer of title to the Then-Existing Assets to Seller Group as contemplated by Section 9.1(a) and to otherwise cooperate to effect such transfer in a tax-efficient manner for Buyer and Seller Group.

         (d) If prior to the expiration of the Negotiation Period, Buyer and Seller Group are unable to agree on the Change of Control Price or either Buyer or Seller Group desires not to negotiate with the other, each Party shall appoint an Eligible Investment Bank of its choice within five days after the Negotiation Period (as defined below). The two Eligible Investment Banks appointed by the respective Parties shall appoint a third Eligible Investment Bank not later than five days after such two Eligible Investment Banks have been so appointed. Within 20 days from the appointment of the third Eligible Investment Bank, each Eligible Investment Bank appointed as aforesaid shall provide the Parties with a written valuation, with appropriate documentation, setting forth its valuation of the Fair Market Value in U.S. dollars, of the then expected remaining royalty income stream attributable to the Then-Existing Assets at the per ton royalty amounts set forth in the Leases (or any amendments thereof or substitutes therefor) to be paid to Buyer thereunder. The Change of Control Price shall be the average of the two highest valuations; provided, however, that for purposes of calculating the average, the highest valuation shall in no event be deemed to be more than 10% above the second highest valuation.

         The determination of the Change of Control Price pursuant to this
Section 9.3(d) shall be final and binding on the Parties, and shall not be appealable. Each Party shall be responsible for the costs and expenses of its Eligible Investment Bank appointee, and the costs of the third Eligible Investment Bank shall be shared equally by the Parties.

         (e) For the purposes of this Agreement,

         "Change of Control" shall occur if: (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Seller Group or any of their Affiliates, becomes the "beneficial owner(s)" (as defined in Rule 13d-3 of the Exchange Act) of equity securities of (A) Penn Virginia Corporation, a Virginia corporation ("PVA") (other than a wholly-owned Subsidiary of PVA), which entitle the holder thereof to control more than fifty percent (50%) of the total voting power of PVA, (B) the General Partner (other than a Subsidiary of PVA) which entitles the holder thereof to control more than fifty percent (50%) of the total combined voting power of the General Partner, or (C) the Buyer (other than a Subsidiary of PVA) which entitle the holder thereof to control more than fifty percent (50%) of the total combined voting power of Common Units and Parity Units (as defined in the Partnership Agreement) of Buyer; (ii) the equity security holders of PVA or Buyer approve a merger, reorganization, consolidation, exchange of equity interests, recapitalization, restructuring or other business combination which results in beneficial ownership of more than fifty percent (50%) of the total voting power of PVA or Buyer being transferred to a Person or Persons other than PVA or any of its Subsidiaries or Seller Group or any of their Affiliates, unless the equity securityholders of PVA or Buyer, as applicable, immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the Person acquiring such properties and assets, entitled to vote generally on the election of such resulting or acquiring Person's directors, in substantially the same proportion as their ownership of such equity securities immediately before such transaction; (iii) there occurs a sale of all or substantially all of the assets of PVA or Buyer to a Person other than Seller Group or any of their Affiliates or any Affiliates of PVA or Buyer; or (iv) Continuing Directors cease to comprise a majority of the directors on the board of directors of the General Partner of Buyer.

         "Change of Control Price" shall mean the price agreed upon between Buyer and Seller Group prior to the expiration of Negotiation Period; provided, however, that if Buyer and Seller Group are unable to agree within the Negotiation Period or either Buyer or Seller Group desires not to negotiate with the other, the Change of Control Price shall mean the Fair Market Value, as determined in accordance with Section 9.1(d).

         "Continuing Directors" shall mean, with respect to a Person, (x) all individuals constituting the board of directors of such Person as of the date of this Agreement, (y) all individuals hereafter designated as nominees for election to the board of directors of such Person by a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election and (z) all individuals hereinafter designated as nominees to the board of directors of such Person by Seller or any of its Affiliates.

         "Eligible Investment Bank" shall mean any of Lehman Brothers, Inc., UBS Warburg, LLC, Morgan Stanley & Co. Incorporated, Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, Salomon Smith Barney, Inc., Goldman Sachs & Co., J.P. Morgan Securities, Inc., A.G. Edwards & Sons, Inc., and RBC Capital Markets and their respective successors and assigns.

         "Fair Market Value" shall mean the price that a willing buyer would pay to a willing seller after due inquiry on an arm's length basis as determined in accordance with Section 9.1(d).

         "Negotiation Period" shall mean the ten day period after delivery of the Acceptance Notice.

         "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of the capital interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or, in the case of a partnership, more than 50% of the partners' capital interests (considering all partners' capital interests as a single class), is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

Section 9.2 Restriction on Sale of the Assets

         (a) So long as any of the Leases are in effect, for a period of four years from the Closing Date (the "Lock-up Period"), without the written consent of Parent, Buyer shall not (i) sell, transfer or assign the Assets to any Person other than its Affiliates who agree to be bound by this Agreement, the Leases, the Reserve Substitution Agreement and all other documents or agreements in connection herewith and therewith without the written consent of Parent or (ii) merge together or otherwise combine the Acquisition LLCs or the assets owned by the Acquisition LLCs. This Section 9.2(a) shall not apply to any pledge to a financial institution, foreclosure pursuant to such a pledge or subsequent sale by such financial institution upon foreclosure.

         (b) After the expiration of the Lock-Up Period, subject to Section 9.3, Buyer may sell, transfer or assign (i) all of the Assets, (ii) all, but not less than all of the Lee Ranch Assets subject to the Lee Ranch Lease or (iii) all, but not less than all, of the Federal Assets subject to the Federal Lease.

Section 9.3 Right of First Refusal

         (a) After the Lock-up Period, for so long as any of the Leases (or any amendments thereof or substitutions therefor) are in force, if Buyer receives a bona fide arms-length written offer in cash from a Person other than Seller Group or an affiliate of Seller Group (the "Third Party Offeror") with respect to the sale of (i) all of the Assets, (ii) all, but not less than all, of the Federal Assets or (iii) all, but not less than all, of the Lee Ranch Assets, then subject to the Leases (the "Subject Interests") which Buyer desires to accept, Buyer shall give Seller Group the opportunity to purchase the Subject Interests by giving written notice (the "Offer Notice") to Seller Group, specifying the purchase price in cash by the Third Party Offeror;

         (b) Seller Group shall have the right, exercisable by written notice to Buyer (the "Acceptance Notice"), within ten days after receipt of the Offer Notice to purchase the Subject Interests at the price in cash set forth in the Offer Notice;

         (c) If Seller Group exercises its right of first refusal hereunder, the closing for the transaction shall take place within 30 days after the date the Seller Group delivers the Acceptance Notice as extended by the time period (i) in which a Registration Statement shall be unavailable pursuant to Section 3(f) or Section 6 of the Registration Rights Agreement, in the event Seller Group shall have delivered to Buyer an officer's certificate from Seller Group that Seller Group plans to finance such purchase price from the proceeds of a public offering of Common Units during the period of such unavailability or (ii) required to obtain necessary approvals or consents, which the Parties shall use their best efforts to obtain;

         (d) If Seller Group exercises its right of first offer hereunder, Buyer and Seller Group shall each be legally obligated to consummate the purchase contemplated thereby, shall promptly secure all approvals and comments required in connection therewith;

         (e) If Seller Group does not exercise its right under this Section 9.3 within the time period required, Buyer shall be free to sell the Assets specified in the Offer Notice at the price specified therein or at any price in excess thereof for a twelve month period.

         (f) This Section 9.3 shall not apply to any pledge to a financial institution, foreclosure pursuant to such a pledge or subsequent sale by such financial institution upon foreclosure.



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

                                   ARTICLE X

                                  MISCELLANEOUS

Section 10.1 Assignment

         The rights and obligations of a Party arising under this Agreement, or any interest therein, shall not be assigned or otherwise transferred, in whole or in part, without obtaining the prior written consent of the other Parties, and any assignment or other transfer made without such consent shall be void; provided, however, that Seller (and not Parent) may, upon prior written notice to Buyer, assign its rights and obligations arising under this Agreement to an Affiliate without the consent of Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.2 Notice

         Except as otherwise specified in this Agreement, all notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the Parties at the following addresses or sent by electronic transmission to the facsimile number specified below:

         To either member of Seller Group at:

                           Richard Navarre
                           Executive Vice President and Chief Financial Officer Peabody Energy Corporation
                           701 Market Street
                           St. Louis, Missouri 63102-2401
                           Telecopy:  314-342-7597

         with a copy to:

                           Jeffery L. Klinger, Esquire
                           Vice President - Legal Services
                           Peabody Energy Corporation
                           701 Market Street
                           St. Louis, Missouri 63102-2401
                           Telecopy:  314-342-3419



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

         To Buyer at:

                           Nancy M. Snyder, Esquire
                           Vice President and General Counsel
                           Penn Virginia Resource Partners, L.P.
                           One Radnor Corporate Center, Suite 200
                           100 Matsonford Road
                           Radnor, Pennsylvania  19087
                           Telecopy No. 610-687-3688

         with a copy to:

                           Vinson & Elkins L.L.P.
                           666 Fifth Avenue
                           26th Floor
                           New York, New York  10103
                           Attention:  Mike Rosenwasser
                           Telecopy No. (917) 206-8100

Any Party may change its address for the purposes of this Section 10.2 by giving the other Parties written notice of the new address in the manner set forth above.

Section 10.3 Third Parties

         Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties and their respective successors and permitted assigns (except for the Buyer Indemnitees and Seller Indemnitees with respect to the indemnification rights provided to such Persons under Article VII), nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Person to any Party, nor shall any provision give any third Person any right of subrogation or action over or against any Party.

Section 10.4 Governing Law

         This Agreement shall be governed by, and construed and interpreted in accordance with, the Laws and Regulations of the State of Delaware.

Section 10.5 Limitation on Damages

         Notwithstanding anything to the contrary contained herein, none of the Parties or any of their respective Affiliates shall be entitled to special, consequential or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than special, consequential or punitive damages suffered by third Persons for which responsibility is allocated between the Parties) and each of Parent, Seller and Buyer, for itself and on behalf of its Affiliates, hereby expressly waives any right to special, consequential or punitive damages in connection with this Agreement and the transactions contemplated hereby, except with respect to any claims for damages against any party resulting from such party's own fraud or willful misrepresentation.



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


Section 10.6 Entire Agreement

         This Agreement, together with the attached Schedules and Exhibits and the other instruments delivered at the Closing, and the Confidentiality Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof or thereof.

Section 10.7 Benefit

         This Agreement shall be binding upon and shall only inure to the benefit of the parties hereto, their respective successors and permitted assigns.

Section 10.8 Headings

         The table of contents and headings contained in this Agreement are included for purposes of convenience of reference only and shall not affect the construction or interpretation of any of its provisions.

Section 10.9 Construction

         In this Agreement:

         (a) References to any gender includes a reference to both genders.

         (b) References to the singular includes the plural, and vice versa.

         (c) Reference to any Article or Section means an Article or Section of this Agreement.

         (d) Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement.

         (e) Unless expressly provided to the contrary, "hereunder", "hereof", "herein" and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement.

         (f) "Include" and "including" shall mean include or including without limiting the generality of the description preceding such term.

Section 10.10 Severability

         In the event one or more of the provisions of this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision was not a part of this Agreement.

Section 10.11 Drafting

         No inference shall be drawn in favor of or against any Party based upon its participation in the drafting of this Agreement or any of the other documents referenced herein.

Section 10.12 Counterparts

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.




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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date first written above.

                                     PARENT:

                                     PEABODY ENERGY CORPORATION, a Delaware
                                         corporation



                                     By:
                                         --------------------------------------
                                         Name:  Richard A. Navarre
                                         Title: Executive Vice President

                                     SELLER:

                                     EASTERN ASSOCIATED COAL CORP.,
                                         a West Virginia corporation

                                     By:
                                         --------------------------------------
                                         Name:  Mark N. Schroeder
                                         Title: Vice President

                                     SELLER:

                                     PEABODY NATURAL RESOURCES COMPANY,
                                            a Delaware general partnership

                                     By:    GOLD FIELDS MINING CORPORATION,
                                            its partner

                                     By:
                                         --------------------------------------
                                         Name:  Mark N. Schroeder
                                         Title: Vice President

                                     BUYER:

                                     PENN VIRGINIA RESOURCE PARTNERS, L.P.,
                                            a Delaware limited partnership

                                     By:    PENN VIRGINIA RESOURCE GP, LLC,
                                            its general partner

                                     By:
                                         --------------------------------------
                                         Name:  Nancy M. Snyder
                                         Title: Vice President




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